                                                                EXHIBIT 10


                            ASSET PURCHASE AGREEMENT


                                       BY
                                      AND
                                     AMONG



                             LITTLE ROCK HMA, INC.,
                            AN ARKANSAS CORPORATION

                                      AND

                    ST. LOUIS - LITTLE ROCK HOSPITALS, INC.,
                             A MISSOURI CORPORATION

                                      AND

                            SAFECARE COMPANY, INC.,
                            A WASHINGTON CORPORATION



                          Dated as of October 17, 1997

                               TABLE OF CONTENTS
                               -----------------
                                                                        Page
                                                                        ----
ARTICLE I         SALE OF ASSETS BY SELLER AND SAFECARE AND RELATED
                  MATTERS...............................................   1

  Section 1.1     Sale of Assets by Seller..............................   1
  Section 1.2     Sale of Real Property by Seller.......................   2
  Section 1.3     Sale of Real Property by SAFECARE.....................   3
  Section 1.4     Excluded Assets.......................................   4
  Section 1.5     Assumed Liabilities...................................   4
  Section 1.6     Excluded Liabilities..................................   5
  Section 1.7     Purchase Price........................................   6
  Section 1.8     Purchase Price Adjustments............................   7
  Section 1.9     Other Adjustments at Closing..........................   8
  Section 1.10    Disclaimer of Warranties..............................  10
  Section 1.11    Interest..............................................  12

ARTICLE II        CLOSING...............................................  12

  Section 2.1     Closing...............................................  12
  Section 2.2     Actions of Seller and SAFECARE at Closing.............  12
  Section 2.3     Actions of Buyer at Closing...........................  16
  Section 2.4     Additional Acts.......................................  17

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF SELLER..............  17

  Section 3.1     Existence and Corporate Capacity......................  17
  Section 3.2     Corporate Powers; Consents; Absence of Conflicts, Etc.  18
  Section 3.3     Binding Agreement.....................................  18
  Section 3.4     Financial Statements..................................  18
  Section 3.5     Extraordinary Liabilities.............................  19
  Section 3.6     Licenses..............................................  19
  Section 3.7     Medicare Participation/Accreditation..................  19
  Section 3.8     Regulatory Compliance.................................  19
  Section 3.9     The Contracts.........................................  20
  Section 3.10    Supplies..............................................  21
  Section 3.11    Equipment.............................................  21
  Section 3.12    Title.................................................  21
  Section 3.13    Quality and Condition of Assets.......................  21
  Section 3.14    Insurance.............................................  21
  Section 3.15    Employee Benefit Plans................................  21
  Section 3.16    Employee Relations....................................  22
  Section 3.17    Litigation or Proceedings.............................  22

  Section 3.18    Special Funds.........................................  22
  Section 3.19    Medical Staff Matters.................................  22
  Section 3.20    Tax Liabilities.......................................  23
  Section 3.21    Post-Balance Sheet Results............................  23
  Section 3.22    Certain Payments......................................  23
  Section 3.23    Property..............................................  24
  Section 3.24    Certain Reports and Documents.........................  24
  Section 3.25    Accounts Receivable and Notes Receivable..............  24
  Section 3.26    Ground Lease..........................................  25
  Section 3.27    No Subsidiaries.......................................  25
  Section 3.28    Asbestos..............................................  25
  Section 3.29    Environmental Laws....................................  25
  Section 3.30    Seller Real Property..................................  25
  Section 3.31    Full Disclosure.......................................  26

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF SAFECARE............  26

  Section 4.1     Existence and Corporate Capacity......................  26
  Section 4.2     Corporate Powers; Consents; Absence of Conflicts, Etc.  26
  Section 4.3     SAFECARE Real Property................................  27
  Section 4.4     Environmental Laws....................................  27
  Section 4.5     Asbestos..............................................  28
  Section 4.6     Full Disclosure.......................................  28

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF BUYER...............  28

  Section 5.1     Existence and Corporate Capacity......................  28
  Section 5.2     Corporate Powers; Consents; Absence of Conflicts, Etc.  28
  Section 5.3     Binding Effect........................................  29
  Section 5.4     Full Disclosure.......................................  29

ARTICLE VI        COVENANTS OF SELLER...................................  29

  Section 6.1     Information...........................................  29
  Section 6.2     Operations............................................  30
  Section 6.3     Negative Covenants....................................  30
  Section 6.4     Governmental Approvals................................  31
  Section 6.5     FTC Notification......................................  31
  Section 6.6     Additional Financial Information......................  32
  Section 6.7     No-Shop Clause........................................  32
  Section 6.8     Closing Conditions....................................  32
  Section 6.9     Tail Insurance........................................  32
  Section 6.10    Insurance Ratings.....................................  32
  Section 6.11    Payment of Accounts Payable...........................  33
  Section 6.12    Tenant Estoppel Certificates..........................  33

ARTICLE VII       COVENANTS OF SAFECARE.................................  33

  Section 7.1     Information...........................................  33
  Section 7.2     Subdivision of SAFECARE Land..........................  34
  Section 7.3     Affirmative Covenants.................................  34
  Section 7.4     Negative Covenants....................................  34
  Section 7.5     No-Shop Clause........................................  35
  Section 7.6     Exercise of SAFECARE Remedies as Lender...............  35
  Section 7.7     Tenant Estoppel Certificates..........................  35

ARTICLE VIII      COVENANTS OF BUYER....................................  36

  Section 8.1     FTC Notification......................................  36
  Section 8.2     Confidentiality.......................................  36
  Section 8.3     Regulatory Approvals..................................  37
  Section 8.4     Closing Conditions....................................  37
  Section 8.5     Non-Solicitation......................................  37

ARTICLE IX        CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER..........  37

  Section 9.1     Representations and Warranties........................  38
  Section 9.2     Opinions of Counsel...................................  38
  Section 9.3     Pre-Closing Confirmations.............................  38
  Section 9.4     Action/Proceeding.....................................  38
  Section 9.5     Adverse Change........................................  38
  Section 9.6     Extraordinary Liabilities/Obligations.................  38
  Section 9.7     Vesting/Recordation...................................  39
  Section 9.8     Title and Survey Matters..............................  39
  Section 9.9     Title Policy..........................................  40
  Section 9.10    Personal Property Taxes...............................  40
  Section 9.11    Recent Agreements and Commitments.....................  41
  Section 9.12    Wages and Salaries....................................  41
  Section 9.13    Environmental Report..................................  41
  Section 9.14    Asbestos Report.......................................  41
  Section 9.15    Seller Covenant Not to Compete........................  41
  Section 9.16    Retained Land.........................................  41
  Section 9.17    Guaranty; Letter of Credit............................  42
  Section 9.18    Condition of Inventory................................  42
  Section 9.19    Condition of Real Property and Assets.................  42
  Section 9.20    Zoning................................................  42

ARTICLE X         CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND
                  SAFECARE............................................... 43

  Section 10.1    Representations and Warranties......................... 43
  Section 10.2    Opinion of Buyer's Counsel............................. 43
  Section 10.3    Action/Proceeding...................................... 43
  Section 10.4    Approvals.............................................. 44

ARTICLE XI        TRANSITIONAL ARRANGEMENTS.............................. 44

  Section 11.1    Employee Matters....................................... 44
  Section 11.2    Seller's Special Covenants............................. 44

ARTICLE XII       ADDITIONAL AGREEMENTS.................................. 45

  Section 12.1    Allocation of Purchase Price........................... 45
  Section 12.2    Termination Prior to Closing........................... 46
  Section 12.3    Post-Closing Access to Information..................... 46
  Section 12.4    Preservation and Access to Records After the Closing... 46
  Section 12.5    Reproduction of Documents.............................. 47
  Section 12.6    Cooperation on Tax Matters............................. 47
  Section 12.7    Time of Essence........................................ 47
  Section 12.8    Terminating Cost Reports............................... 47
  Section 12.9    Re-opening of Seller's Prior Cost Reports.............. 48
  Section 12.10   Hospital Board of Trustees............................. 48

ARTICLE XIII      INDEMNIFICATION  49

  Section 13.1    Indemnification by Seller.............................. 49
  Section 13.2    Indemnification by Buyer............................... 49
  Section 13.3    Indemnification by SAFECARE............................ 49
  Section 13.4    Notice and Control of Litigation....................... 50

ARTICLE XIV       GENERAL................................................ 52

  Section 14.1    Schedules and Closing Agreements....................... 52
  Section 14.2    Consented Assignment................................... 52
  Section 14.3    Consents, Approvals and Discretion..................... 52
  Section 14.4    Waiver of Trial by Jury................................ 52
  Section 14.5    Choice of Law.......................................... 53
  Section 14.6    Benefit/Assignment..................................... 53
  Section 14.7    No Brokerage........................................... 53
  Section 14.8    Cost of Transaction.................................... 53
  Section 14.9    Confidentiality........................................ 54
  Section 14.10   Public Announcements................................... 54

Section 14.11     Waiver of Breach......................................  54
Section 14.12     Notice................................................  54
Section 14.13     Severability..........................................  55
Section 14.14     Gender, Number and Inferences.........................  55
Section 14.15     Divisions and Headings................................  56
Section 14.16     Entire Agreement/Amendment............................  56
Section 14.17     Survival..............................................  56
Section 14.18     Interpretation........................................  56
Section 14.19     Counterparts..........................................  56

                                   SCHEDULES
                                   ---------

Schedule 1.1A        Depreciation Schedule
Schedule 1.1B        Notes and Accounts Receivable
Schedule 1.1C        Prepaid Expenses
Schedule 1.1D        Claims and Judgments
Schedule 1.1E        Contracts
Schedule 1.1F        Joint Ventures
Schedule 1.2A        Seller Real Property
Schedule 1.2B        Seller Permitted Encumbrances
Schedule 1.3A        SAFECARE Real Property
Schedule 1.3B        SAFECARE Permitted Encumbrances
Schedule 1.4         Excluded Settlements
Schedule 1.5         Accrued PTO
Schedule 3.4         Financial Statements
Schedule 3.5         Extraordinary Liabilities
Schedule 3.6         Licenses
Schedule 3.7         Medicare Investigations
Schedule 3.8         Regulatory Compliance
Schedule 3.9         Contract Matters
Schedule 3.12        Title
Schedule 3.13        Life Safety Code Deficiencies
Schedule 3.14        Insurance
Schedule 3.15        Employee Benefit Plans
Schedule 3.16        Employee Claims
Schedule 3.17        Litigation or Proceedings
Schedule 3.19        Medical Staff Disputes
Schedule 3.22        Certain Payments
Schedule 3.24        Medicare Reports
Schedule 3.26        Encumbrances on Leasehold Interest
Schedule 3.27        Arrangements with Medical Staff
Schedule 3.28        Asbestos (Seller)
Schedule 3.29        Environmental  (Seller)
Schedule 3.30        Seller Real Property Exceptions
Schedule 4.3         SAFECARE Real Property Exceptions
Schedule 4.4         Environmental  (SAFECARE)
Schedule 4.5         Asbestos (SAFECARE)
Schedule 7.2         SAFECARE Land
Schedule 7.4         Minimum Leasing Criteria
Schedule 7.7         Tenant Estoppel Certificates
Schedule 9.2A        Opinions of Counsel to Seller
Schedule 9.2B        Opinions of Counsel to SAFECARE
Schedule 9.11        Recent Agreements and Commitments
Schedule 9.12A       Scheduled Employees
Schedule 9.12B       Form of Employment Agreement
Schedule 9.17        Form of Nonrecourse Limited Guarantee
Schedule 11.1         Hospital Employees

                            ASSET PURCHASE AGREEMENT
                            ------------------------


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of October 17, 1997, by and among LITTLE ROCK HMA, INC., an Arkansas corporation ("Buyer"), ST. LOUIS - LITTLE ROCK HOSPITALS, INC., a Missouri not-for-profit corporation ("Seller"), and SAFECARE COMPANY, INC., a Washington corporation ("SAFECARE").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Seller owns and operates Southwest Hospital, a general acute care hospital licensed by the State of Arkansas for 125 beds and located in Little Rock, Arkansas (the "Hospital"); and

     WHEREAS, SAFECARE owns the land upon which the Hospital and certain related improvements are located and leases such land to Seller; and

     WHEREAS, SAFECARE owns the land and related buildings and improvements constituting the Peter O. Thomas Medical Office Building (the "MOB") which is located adjacent to the Hospital; and

     WHEREAS, Seller and SAFECARE desire to sell to Buyer and Buyer desires to purchase from Seller and SAFECARE all assets, real, personal and mixed, tangible and intangible, owned by Seller and SAFECARE, respectively, and associated with or employed in the operations of the Hospital and the MOB including, without limitation, all real property, whether developed or undeveloped, associated with the Hospital and the MOB, but specifically excluding the Excluded Assets (hereinafter defined);

     NOW, THEREFORE, for and in consideration of the premises, and the agreements, covenants, representations and warranties hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are forever acknowledged and confessed, the parties hereto agree as follows:

                                   ARTICLE I

           SALE OF ASSETS BY SELLER AND SAFECARE AND RELATED MATTERS
           ---------------------------------------------------------

      SECTION 1.1   SALE OF ASSETS BY SELLER.  Subject to the terms and
                    ------------------------
conditions of this Agreement, Seller agrees to sell, convey, transfer, assign and deliver to Buyer and Buyer agrees to purchase at Closing (hereinafter defined), all assets, real, personal and mixed, tangible and intangible, owned by Seller and all of Seller's right, title and interest in and to all assets, real, personal and mixed, tangible and intangible, used by Seller, and in either case associated with or employed in the operations of the Hospital, including, without limitation, the following items (collectively, the "Seller Assets"): (i) all of Seller's right, title and interest in and to all improvements, buildings and fixtures constituting the Hospital; (ii) all major, minor or other equipment (including, without limitation, any mainframe computer, all personal computers, and all right, title and interest of Seller, to the extent assignable, in and to all data processing, software and source codes related to such computers), vehicles, furniture and furnishings, including, without limitation, those listed and taken into consideration in the preparation of the depreciation schedule set forth in
Schedule 1.1A hereto and all warranties and guaranties related thereto; (iii) all supplies and inventory used or useful in respect of the Hospital; (iv) all notes and accounts receivable set forth on Schedule 1.1B hereto; (v) assumable prepaid expenses, claims for refunds and rights to offset in respect thereof which are described in Schedule 1.1C hereto and the amounts of which are included in Adjusted Working Capital (hereinafter defined); (vi) all claims, choses in action and judgments in favor of Seller relating to the Hospital which are described on Schedule 1.1D hereto; (vii) all financial, patient, medical staff and personnel records (including, without limitation, all notes and accounts receivables records relating to the notes and accounts receivable set forth on Schedule 1.1B, equipment records, medical/administrative libraries, patient billing records, medical records, documents, catalogs, books, records, files, operating manuals and current personnel records); (viii) all of the interest of Seller, to the extent assignable, in all commitments, contracts, leases, and agreements outstanding in respect of the Seller Assets which Buyer agrees to assume at Closing and which are described in Schedule 1.1E hereto (collectively, the "Contracts"), which shall include all contracts with physicians on the Hospital's medical staff, which are additionally described in
Schedule 1.1E hereto; (ix) all licenses and permits, to the extent assignable, held by Seller relating to the ownership, development and operations of the Hospital (including, without limitation, any pending or approved governmental approvals regarding the Hospital); (x) all patents and patent applications and all names, trade names, trademarks and service marks (or variations thereof) owned by the Hospital, specifically including the name "Southwest Hospital";
(xi) Seller's interests, to the extent assignable, in joint ventures and similar investments related in any way to the operations of the Hospital, as set forth on Schedule 1.1F hereto; (xii) subject to Section 12.9 hereof, the right to reopen Medicare and Medicaid cost reports that have received a notice of program reimbursement (an "NPR") and the time frame for appeal has expired or to amend such cost reports where an NPR has not been issued to include reimbursement issues that have not been previously included or properly claimed; (xiii) Seller's interest in all property, real, personal and mixed, tangible and intangible, arising or acquired in the ordinary course of Seller's business in respect of the Hospital between the effective date hereof and Closing; and (xiv) subject to Seller's rights pursuant to Section 12.8, Seller's Medicare, Medicaid, CHAMPUS and other third party payor provider numbers, exclusive in each case enumerated above of the Excluded Assets (hereinafter defined). Seller shall convey good title to the Seller Assets and all parts thereof to Buyer free and clear of all liabilities, claims, assessments, security interests, leases, liens, restrictions and encumbrances, other than the Assumed Liabilities (hereinafter defined).

      SECTION 1.2   SALE OF REAL PROPERTY BY SELLER.    Subject to the terms and
                    -------------------------------
conditions of this Agreement, Seller agrees to sell, convey and transfer to Buyer and Buyer agrees to purchase at Closing, all of the following described property (collectively, the "Seller Real Property"): (i) fee simple title in and to those certain tracts of real property described in Schedule 1.2A hereto, together with all improvements, buildings and fixtures located thereon or therein and all rights, titles and interests appurtenant to such land and improvements including, without limitation, all of Seller's interest in and to all air and subsurface rights, appurtenant easements, adjacent roads, highways, rights-of-way, and oil, gas and other minerals situated on, in and under the Seller Real Property; (ii) all tangible personal property and fixtures of any kind now owned by Seller and attached to or used in connection with the ownership, maintenance or operation of the Seller Real Property; (iii) Seller's interest in all agreements, service contracts, warranties, guaranties, indemnity rights and bonds relating to the Seller Real Property or the personal property described in Section 1.2(ii) hereof; (iv) all site plans, surveys, plans and specifications, and floor plans in Seller's possession which relate to the Seller Real Property; (v) all of Seller's rights, titles and interests under any leases or other agreements demising space and providing for the use or occupancy of the Seller Real Property (the "Seller Real Property Leases") and all deposits, whether security or otherwise (the "Seller Real Property Deposits") paid by tenants in the buildings located on the Seller Real Property (the "Seller Real Property Tenants") under the Seller Real Property Leases; and (vi) any and all other rights, privileges and appurtenances owned by Seller in any way related to, or used in connection with, the operation of the Seller Real Property. Seller shall convey good and marketable title to the Seller Real Property to Buyer free and clear of all liabilities, claims, assessments, security interests, liens, leases, restrictions and encumbrances, except those matters described on Schedule 1.2B hereto (collectively, the "Seller Permitted Encumbrances"). At Closing, Seller shall assign to Buyer and Buyer shall assume all of the obligations of the landlord under the leases relating to the Seller Real Property that arise or accrue from and after the date of the Closing.

      SECTION 1.3   SALE OF REAL PROPERTY BY SAFECARE.  Subject to the terms and
                    ---------------------------------
conditions of this Agreement, including, without limitation, Section 7.2 hereof, SAFECARE agrees to sell, convey and transfer to Buyer and Buyer agrees to purchase at Closing, all of the following described property (collectively, the "SAFECARE Real Property"): (i) fee simple title in and to those certain tracts of real property containing approximately 13.6 acres of land and described in
Schedule 1.3A hereto, together with all improvements, buildings and fixtures located thereon or therein which shall include, without limitation, the parcels of real property upon which the Hospital and the MOB are located and all rights, titles and interests appurtenant to such land and improvements including, without limitation, all of SAFECARE's interest in and to all air and subsurface rights, appurtenant easements, adjacent roads, highways, rights-of-way, and oil, gas and other minerals situated on, in and under the SAFECARE Real Property;
(ii) all tangible personal property and fixtures of any kind owned by SAFECARE and attached to or used in connection with the ownership, maintenance or operation of the SAFECARE Real Property; (iii) SAFECARE's interest in all agreements, service contracts, warranties, guaranties, indemnity rights and bonds relating to the SAFECARE Real Property or the personal property described in Section 1.3(ii) hereof; (iv) all site plans, surveys, plans and specifications, and floor plans in SAFECARE's possession which relate to the SAFECARE Real Property; (v) all of SAFECARE's rights, titles and interests under any leases or other agreements demising space and providing for the use or occupancy of the MOB (the "MOB Leases") and all deposits, whether security or otherwise (the "MOB Deposits") paid by tenants in the MOB (the "MOB Tenants") under the MOB Leases; and (vi) any and all other rights, privileges and appurtenances owned by SAFECARE in any way related to, or used in connection with, the operation of the SAFECARE Real Property (except the Retained Land (hereinafter defined). SAFECARE shall convey good and marketable title to the SAFECARE Real Property to Buyer free and clear of all liabilities, claims, assessments, security interests, liens, leases, restrictions and encumbrances, except those matters described on Schedule 1.3B hereto (collectively, the "SAFECARE Permitted Encumbrances"). At Closing, SAFECARE and Seller shall terminate the Lease (hereinafter defined) which shall vest title in and to all improvements, buildings and fixtures constituting the Hospital in SAFECARE, all of which shall constitute a portion of the SAFECARE Real Property. At Closing, SAFECARE shall assign to Buyer and Buyer shall assume all of the obligations of the landlord under the MOB Leases that arise or accrue from and after the date of the Closing. As used in this Agreement, the term "Assets" means, collectively, the Seller Assets, the Seller Real Property and the SAFECARE Real Property. As used in this Agreement, the term "Seller Real Property" and "SAFECARE Real Property" means, collectively, the "Real Property".

      SECTION 1.4   EXCLUDED ASSETS.  The following items which are related to
                    ---------------
the Assets are not intended by the parties to be a part of the sale and purchase contemplated hereunder and are excluded from the Assets including, without limitation, from the Seller Assets (and are hereinafter sometimes referred to as the "Excluded Assets"): (i) restricted and unrestricted cash and cash equivalents and all notes and accounts receivable not set forth on Schedule 1.1B hereto; (ii) any records which by law Seller is required to retain in its possession; (iii) all right, title and interest of Seller in respect of any commitment, contract, lease or agreement not assigned to and assumed by Buyer at Closing; (iv) all inventory and prepaid expenses disposed of or exhausted prior to Closing in the Ordinary Course of Business (hereinafter defined) and items of equipment transferred or disposed of in accordance with Section 6.3(v) hereof;
(v) any proprietary information contained in Seller's employee or operation manuals; (vi) rights to settlements and retroactive adjustments arising out of the matters set forth in Schedule 1.4 hereto; (vii) the Retained Land; (viii) any inventory that Buyer elects not to acquire and that is not included at Seller' cost, net of rebates, in Adjusted Working Capital (hereinafter defined);
(ix) any claims, choses in action and judgments in favor of Seller relating to the Hospital that are not listed on Schedule 1.1D; (x) all prepaid expenses, claims for refunds and rights to offset in respect thereof that are not set forth on Schedule 1.1C and are not included in Adjusted Working Capital; and
(xi) contingent workers' compensation receivables accruing prior to Closing.

      SECTION 1.5   ASSUMED LIABILITIES.  As of Closing, Buyer agrees to assume
                    -------------------
only the future payment and performance of the following liabilities (collectively, the "Assumed Liabilities") of Seller: (i) obligations arising from and after Closing under the Contracts; (ii) other obligations and/or expenses to the extent assumed or required to be paid or borne by Buyer under other provisions of this Agreement or associated with the Assets related to periods after the Closing Date; (iii) the aggregate current liabilities, if any, assigned to Buyer by Seller and included in the computation of Adjusted Working Capital; and (iv) Seller's obligations as of the Closing Date in respect of accrued vacation pay, sick leave and holiday pay of Seller's employees at the Hospital who are hired by Buyer as of the Closing Date and any FICA, FUTA, workers' compensation and any and all other taxes or amounts due and payable as a result of the exercise by any of Seller's employees of such employees' right to vacation, sick leave and holiday benefits accrued while in the employ of Seller, but only to the extent such accrued vacation pay, sick leave and holiday pay and FICA, FUTA, workers' compensation and any and all other taxes or amounts due and payable in connection therewith are set forth in Schedule 1.5 delivered by Seller to Buyer at least three (3) business days prior to the Closing Date and as adjusted subsequent thereto pursuant to Section 1.8(e) hereof (the "Accrued PTO"). Buyer shall not be liable for (i) any claims arising from Seller's assignment and Buyer's assumption of the Assumed Liabilities; (ii) uncured defaults in performance of the Assumed Liabilities for periods prior to Closing; (iii) unpaid amounts in respect of the Assumed Liabilities that are due as of Closing; and/or (iv) rights or remedies claimed by third parties under any of the Assumed Liabilities which broaden or vary the rights and remedies such third parties would have had against Seller if the sale and purchase of the Seller Assets were not to occur.

      SECTION 1.6   EXCLUDED LIABILITIES.  Except for the Assumed Liabilities or
                    --------------------
as otherwise herein provided, Buyer shall not assume and under no circumstances shall Buyer be obligated to pay or assume, and none of the Seller Assets shall be or become liable for or subject to, any liability of Seller, whether fixed or contingent, recorded or unrecorded, known or unknown, currently existing or hereafter arising or otherwise, including, without limitation, the following (collectively, the "Excluded Liabilities"): (i) indebtedness and other obligations or guarantees of Seller, including, without limitation, current liabilities of Seller (except to the extent included in Adjusted Working Capital) and short-term and long-term indebtedness; (ii) liabilities or obligations of Seller in respect of periods prior to and including the Closing Date arising under the terms of the Medicare, Medicaid, CHAMPUS or other third party payor programs, including, without limitation, any claim, penalty or sanction relating to any claim for overpayment, subject, however, to Buyer's indemnification obligations under Section 12.9 hereof relating to re-opening Seller's prior cost reports; (iii) any liability arising pursuant to the Medicare, Medicaid, CHAMPUS or any other third party payor programs as a result of the consummation of the transactions contemplated herein, including, without limitation, recapture of previously reimbursed expenses; (iv) federal, state or local tax liabilities or obligations of Seller in respect of periods prior to Closing or resulting from the consummation of the transactions contemplated herein, including, without limitation, any income tax, any franchise tax, any tax recapture, any sales and/or use tax, and, except for the obligations of Buyer set forth in Section 14.8 hereof, any state and local recording fees and taxes which may arise upon the consummation of the transactions contemplated herein and any FICA, FUTA, workers' compensation and any and all other taxes or amounts due and payable as a result of the exercise by any of Seller's employees of such employees' right to vacation, sick leave and holiday benefits accrued while in the employ of Seller (to the extent not included in Section 1.5 hereof); (v) liability for any and all claims by or on behalf of Seller's employees relating to periods prior to Closing, including, without limitation, liability for any pension, profit sharing, deferred compensation, or any other employee health and welfare benefit plans, liability for any EEOC claim, wage and hour claim, unemployment compensation claim or workers' compensation claim, liability for all employee wages and benefits, including, without limitation, accrued vacation pay, sick leave and holiday pay and taxes or other liabilities related thereto in respect of Seller's employees (to the extent not included in Section 1.5 hereof), and any liabilities or obligations to former employees under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;
(vi) liabilities or obligations arising as a result of any breach by Seller at any time of any contract or commitment that is not assumed by Buyer; (vii) liabilities or obligations arising out of any breach by Seller prior to Closing of any Contract; (viii) any obligation or liability asserted under the federal Hill-Burton program or other restricted grant and loan programs with respect to the ownership or operation of the Seller Assets; (ix) any liability arising out of or in connection with claims for acts, omissions and medical malpractice relating to the ownership or operations of the Hospital which allegedly occurred prior to Closing; (x) contracts and agreements between Seller and one or more of Seller's Affiliates, if any, not specifically assumed by Buyer; (xi) any debt, obligation, expense or liability of Seller arising out of or incurred solely as a result of any transaction of Seller occurring after Closing or for any violation by Seller of any law, regulation or ordinance at any time; and (xii) any liability arising out of the assignment at Closing of any Contract. Buyer shall not be liable for and shall not assume any liabilities or obligations of SAFECARE or Seller, as applicable, in respect of the Real Property, except for prorated ad valorem taxes accruing after the Closing Date and which shall be assumed by Buyer at Closing and for prorated ad valorem taxes accruing prior to the Closing Date for which Buyer receives a payment in cash from Seller at Closing. Buyer acknowledges that Buyer is acquiring the Real Property subject to the SAFECARE Permitted Encumbrances and the Seller Permitted Encumbrances, as applicable. As used herein, the term "Affiliate" means, as to the entity in question, any person or entity that directly or indirectly controls, is controlled by, or is under common control with, the entity in question; and the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity whether through ownership of voting securities, by contract or otherwise. Seller, SAFECARE and Buyer acknowledge that Seller is not an Affiliate of SAFECARE.

      SECTION 1.7   PURCHASE PRICE.  Subject to the terms and conditions hereof,
                    --------------
in reliance upon the representations and warranties of Seller and SAFECARE herein set forth, respectively, and as consideration for the sale and purchase of the Assets as herein contemplated, Buyer agrees to tender to Seller and SAFECARE at Closing as the Purchase Price hereunder (the "Purchase Price") and in the manner hereinafter provided an aggregate amount equal to (i) Nineteen Million Five Hundred Thousand Dollars ($19,500,000), plus (ii) an amount equal
                                                     ----
to the Adjusted Working Capital (provided, however, if such amount is a negative number then such amount shall be deducted from the Purchase Price), minus (iii)
                                                                    -----
an amount equal to the accrued vacation pay, sick leave and holiday pay of Seller's employees at the Hospital that are hired by Buyer as of the Closing Date and any FICA, FUTA, workers' compensation and any and all other taxes or amounts due and payable as a result of the exercise by any of Seller's employees of such employees' right to such vacation, sick leave and holiday benefits accrued while in the employ of Seller to the extent not included on Schedule 1.5 hereto, minus (iv) the net present value (to be determined by a methodology to
        -----
be agreed upon by Seller, SAFECARE and Buyer on or before Closing) of any leases (other than the lease of that portion of the Real Property upon which the Hospital is located and improvements, buildings and fixtures located thereon) which are a part of the Assets and which, in accordance with generally accepted accounting principles, would be classified as a capital lease and which are shown on the Financial Statements (hereinafter defined) and either assumed or refinanced by Buyer at Closing; which Purchase Price shall be further subject to the prorations and adjustments set forth in this Agreement. In addition, Buyer shall assume the Assumed Liabilities at Closing. The Purchase Price shall be due and payable at Closing by wire transfer in immediately available funds to such account or accounts, for credit to SAFECARE, Seller and/or Affiliates of SAFECARE which are lenders to Seller, as SAFECARE may direct in writing to Buyer on or before Closing.

      SECTION 1.8   PURCHASE PRICE ADJUSTMENTS.
                    --------------------------

          (a) Computation of Adjusted Working Capital.  As used herein, the term
              ---------------------------------------
     "Adjusted Working Capital" means the aggregate current assets of Seller (excluding those Excluded Assets which would otherwise be included in current assets) sold to Buyer pursuant to Section 1.1 hereof, minus the aggregate current liabilities of Seller assumed by Buyer pursuant to
     Section 1.5 hereof (excluding those Excluded Liabilities which would otherwise be included in current liabilities), all as determined in accordance with Seller's historical accounting practices, consistently applied, but in any case with all notes and accounts receivable set forth on Schedule 1.1B hereto being included in current assets for purposes of the computation of Adjusted Working Capital net of an allowance for uncollectibles and set-offs, deductions, compromises and reductions agreed upon by Seller and Buyer on or before Closing. For purposes of the computation of Adjusted Working Capital pursuant to this Section 1.8(a) and
     Section 1.8(e) hereof, current liabilities of Seller assumed by Buyer pursuant to Section 1.5 hereof shall include Accrued PTO reduced by an amount equal to the sum of (i) fifty percent (50%) of the amount of accrued sick leave of Seller's employees at the Hospital set forth in Schedule 1.5 hereto plus (ii) fifty percent (50%) of the amount of FICA, FUTA, workers' compensation and any and all other taxes or amounts due and payable as a result of the exercise by any of Seller's employees of Seller's employees' right to sick leave set forth in Schedule 1.5 hereto. For purposes of the computation of Adjusted Working Capital pursuant to this Section 1.8, current liabilities of Seller shall not include any post-closing settlement obligations of Seller pursuant to settlement agreements entered into as described in Section 6.11 hereof.

          (b) Estimates and Adjustments.  At least three (3) business days prior
              -------------------------
     to the Closing Date, Seller shall deliver to Buyer a good faith estimate based upon Seller's historical accounting procedures of Adjusted Working Capital as of the Closing Date and containing reasonable detail showing the derivation of such estimate (such estimate being referred to as the "Estimated Adjusted Working Capital"), and the increase adjustment to the Purchase Price for Adjusted Working Capital, if any and as applicable, at Closing pursuant to Section 1.7 hereof shall be determined using such estimate. Buyer shall have full access to Seller's financial books and records pertaining to the Hospital prior to, and for ninety (90) days following, Closing to confirm or audit working capital computations. Should Buyer disagree with the determination of Estimated Adjusted Working Capital, it shall notify Seller within seventy-five (75) days after the Closing. If Seller and Buyer fail to agree within one hundred (100) days after the Closing on the amount of Adjusted Working Capital, such disagreement shall be resolved in accordance with the procedure set forth in Section 1.8(c) hereof. The final determination or agreement as to Adjusted Working Capital shall be referred to herein as the "Actual Adjusted Working Capital." The portion of the Purchase Price for Adjusted Working Capital shall be increased or decreased after Closing based on the determination or agreement after Closing of the Actual Adjusted Working Capital as of the Closing Date, and within five (5) business days after determination or agreement thereof or resolution pursuant to Section 1.8(c) hereof any increase shall be paid in cash by Buyer to Seller, and any decrease shall be paid in cash to Buyer by Seller.

          (c) Dispute of Adjustments.  In the event that Seller and Buyer are
              ----------------------
     not able to agree on the Actual Adjusted Working Capital within one hundred
     (100) days after the

     Closing, Seller and Buyer shall each have the right to require that such disputed determination be submitted to Ernst & Young for computation or verification in accordance with the provisions of this Agreement. The results of such accounting firm's report shall be binding upon Seller and Buyer, and such accounting firm's fees and expenses for such disputed determination shall be borne equally by Buyer and Seller.

          (d) Inventory.  Immediately prior to the Closing Date, Seller, at the
              ---------
     sole cost and expense of the Seller, shall conduct a physical inventory of the supplies on hand at the Hospital as of the Closing Date and shall prepare a schedule thereof indicating the Estimated Value of Supplies. Seller shall give Buyer at least three (3) business days written notice of the date on which such inventory is to be conducted and shall permit Buyer to monitor same. As used herein, the term "Estimated Value of Supplies" shall mean the aggregate value of Seller's hospital supplies on hand at the Hospital as of the Closing Date that are determined by Seller to be usable in the Ordinary Course of Business (hereinafter defined) based upon Seller's actual cost (net of any rebates received by Seller) of each item to be purchased by Buyer and the Estimated Value of Supplies shall be included in the Adjusted Working Capital.

          (e) Accrued PTO.  Within ninety (90) days from and after the Closing
              -----------
     Date, Seller and Buyer shall agree upon the actual amount of Accrued PTO (the "Actual Accrued PTO") as of the Closing Date in respect of Seller's employees at the Hospital who are hired by Buyer as of the Closing Date and shall revise and update Schedule 1.5 accordingly, if and to the extent Accrued PTO and Actual Accrued PTO are not included respectively within Estimated Adjusted Working Capital and Actual Adjusted Working Capital. In the event that Seller and Buyer are not able to agree upon the amount of the Actual Accrued PTO within such ninety (90) day period, any disputes will be resolved in accordance with the dispute resolution procedure set forth in Section 1.8(c) hereof. If the Actual Accrued PTO is greater than the Accrued PTO, Seller shall tender to Buyer an amount equal to such excess value within five (5) business days after the determination thereof. If the Accrued PTO is greater than the Actual Accrued PTO, Buyer shall tender to Seller an amount equal to such excess value within five (5) business days after the determination thereof.

      SECTION 1.9   OTHER ADJUSTMENTS AT CLOSING.  Notwithstanding anything to
                    ----------------------------
the contrary contained herein, the provisions of this Section 1.9 shall survive the Closing. The following items shall be adjusted or prorated between SAFECARE, Seller and Buyer, as applicable, at Closing:

          (a) Ad valorem and similar taxes and assessments relating to the Real Property for the calendar year in which the Closing Date occurs shall be prorated between Seller (or, in the case of the MOB, SAFECARE) and Buyer as of the Closing Date, based upon the assessed valuation and tax rate figures for the year in which the Closing Date occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Real Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year for the figures which are unavailable for the year of Closing, and Seller (or, in the case of the MOB, SAFECARE) shall pay to Buyer in cash at the Closing Seller's (or, in the case of the MOB, SAFECARE's) pro rata portion of such taxes and assessments. The proration for ad valorem taxes and similar taxes and assessments shall be final and unadjustable, except as otherwise provided in Section 1.9(g) hereof. Any special assessments applicable to the SAFECARE Real Property for improvements presently made to benefit the SAFECARE Real Property shall be paid by Seller, or, in the case of the MOB, SAFECARE. Any special assessments applicable to the Seller Real Property for improvements presently made to benefit the Seller Real Property shall be paid by Seller.

          (b) Rents payable with respect to the MOB for the then current month shall be prorated effective as of the Closing Date, and in addition thereto SAFECARE shall pay to Buyer in cash at the Closing the amount of any rents prepaid by any MOB Tenants of the MOB for periods subsequent to the month of the Closing. Buyer shall make a reasonable attempt to collect rents delinquent as of the Closing Date in the usual course of Buyer's operation of the MOB following Closing, and shall first apply any such delinquent rents actually collected to outstanding current rents (but not future rents that are not then due and payable), and then out of any excess remaining (if any), shall reimburse SAFECARE for SAFECARE's pro rata portion of such delinquent rents owing as of the Closing Date; provided, however, Buyer shall not be obligated to institute any lawsuit or other collection procedures to collect such delinquent rents. Notwithstanding the foregoing, if Buyer shall be unable to collect such delinquent rents and an MOB Tenant has not tendered their delinquent rent payment to Seller, SAFECARE shall have the right, upon prior written notice to Buyer, to pursue any MOB Tenants to collect such delinquencies, but SAFECARE shall not be entitled to evict any such tenants or to terminate any such MOB Leases. SAFECARE shall promptly furnish Buyer with notice of any action or proceeding commenced by SAFECARE in accordance with the immediately preceding sentence.

          (c) SAFECARE shall pay to Buyer in cash at the Closing or credit to Buyer against the Purchase Price at Closing the amount of any and all MOB Deposits paid by MOB Tenants under the MOB Leases.

          (d) Rents payable with respect to the Seller Real Property for the then current month shall be prorated effective as of the Closing Date, and in addition thereto Seller shall pay to Buyer in cash at the Closing the amount of any rents prepaid by any tenants of the Seller Real Property for periods subsequent to the month of the Closing. Buyer shall make a reasonable attempt to collect rents delinquent as of the Closing Date in the usual course of Buyer's operation of the Seller Real Property following Closing, and shall first apply any such delinquent rents actually collected to outstanding current rents (but not future rents that are not then due and payable), and then out of any excess remaining (if any), shall reimburse Seller for Seller's pro rata portion of such delinquent rents owing as of the Closing Date; provided, however, Buyer shall not be obligated to institute any lawsuit or other collection procedures to collect such delinquent rents. Seller shall pay to Buyer in cash at the Closing or credit to Buyer against the Purchase Price at Closing the amount of any and all Seller Real Property Deposits paid by Seller Real Property Tenants under the Seller Real Property Leases.

          (e) All other income and operating expenses of the Real Property, including, without limitation, public utility charges, maintenance, management and other service charges, and all other normal operating charges with respect to the Real Property shall be prorated effective as of the Closing Date, and appropriate cash adjustments shall be made by Buyer and Seller (or, in the case of the MOB, SAFECARE) to the Purchase Price at Closing.

          (f) Seller and Buyer shall prorate as of the Closing Date, any amounts which become due and payable after the Closing Date with respect to (i) property taxes on the Seller Assets and (ii) all utilities servicing any of the Seller Assets.

          (g) If any of the items subject to proration under the foregoing provisions of this Section 1.9 cannot be prorated at the Closing because of the unavailability of the information necessary to compute such proration, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one (1) year after the Closing Date. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.

      SECTION 1.10  DISCLAIMER OF WARRANTIES.  Except as expressly set forth in
                    ------------------------
Articles III and IV hereof, the Assets are transferred in their condition on the Closing Date, "AS IS," WITH NO WARRANTY OF HABITABILITY OR FITNESS FOR HABITATION, WITH RESPECT TO LAND, BUILDINGS AND IMPROVEMENTS, AND WITH NO WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND BUYER ACKNOWLEDGES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, (i) NEITHER SELLER, SAFECARE, NOR ANY PRINCIPAL, AGENT, ATTORNEY, EMPLOYEE, BROKER OR OTHER REPRESENTATIVE OF SELLER OR SAFECARE HAS MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER REGARDING THE ASSETS, EITHER EXPRESS OR IMPLIED, AND (ii) BUYER AGREES THAT BUYER IS ACQUIRING THE ASSETS IN WHOLLY AN "AS IS" CONDITION WITH ALL FAULTS AND WAIVES ALL CONTRARY RIGHTS AND REMEDIES AVAILABLE TO IT UNDER ARKANSAS AND FEDERAL LAW. IN PARTICULAR, BUT WITHOUT LIMITATION, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, NEITHER SELLER NOR SAFECARE MAKES ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO, AND SHALL HAVE NO LIABILITY FOR: (1) THE CONDITION OF THE ASSETS OR ITS SOILS OR GROUNDWATERS OR ANY BUILDING, STRUCTURE OR IMPROVEMENTS ON THE REAL PROPERTY OR THE SUITABILITY, HABITABILITY, MERCHANTABILITY OR FITNESS OF THE ASSETS FOR BUYER'S INTENDED USE OR

FOR ANY USE WHATSOEVER; (2) COMPLIANCE WITH ANY APPLICABLE LEASING, SUBDIVISION, PLANNING, SAFETY, HEALTH, ENVIRONMENTAL, BUILDING, ZONING OR OTHER LAWS, REGULATIONS OR GOVERNMENTAL REQUIREMENTS OR WITH RESPECT TO THE EXISTENCE OF OR COMPLIANCE WITH ANY REQUIRED PERMITS, IF ANY, OF ANY GOVERNMENTAL AGENCY OR COMPLIANCE WITH COVENANTS, CONDITIONS OR RESTRICTIONS (WHETHER OR NOT OF RECORD); (3) THE AVAILABILITY OR ADEQUACY OF ANY WATER, SEWER OR UTILITY RIGHTS;
(4) THE PRESENCE OF ANY HAZARDOUS OR TOXIC SUBSTANCES IN ANY IMPROVEMENTS ON THE ASSETS INCLUDING, WITHOUT LIMITATION, ASBESTOS OR UREA-FORMALDEHYDE, OR THE PRESENCE OF ANY ENVIRONMENTALLY HAZARDOUS OR TOXIC WASTES OR MATERIALS, ON, UNDER OR ADJACENT TO THE ASSETS; OR (5) ANY OTHER MATTER RELATING TO THE ASSETS. BUYER REPRESENTS THAT IT IS KNOWLEDGEABLE IN REAL ESTATE MATTERS AND THAT UPON COMPLETION OF THE INSPECTIONS CONTEMPLATED OR PERMITTED BY THIS AGREEMENT, BUYER WILL HAVE MADE ALL OF THE INVESTIGATIONS OR INSPECTIONS BUYER DEEMS NECESSARY IN CONNECTION WITH ITS PURCHASE OF THE ASSETS, AND THAT APPROVAL BY BUYER OF SUCH INSPECTIONS PURSUANT TO THIS AGREEMENT AND CLOSING OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT WILL BE DEEMED APPROVAL BY BUYER WITHOUT RESERVATION OF ALL ASPECTS OF THIS TRANSACTION INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL CONDITION, USE, TITLE AND FINANCIAL ASPECTS OF THE OPERATION OF THE ASSETS; ALTHOUGH NOTHING HEREIN SHALL BE DEEMED A LIMITATION OR WAIVER OF BUYER'S RIGHT TO RELY UPON ANY WARRANTY OR REPRESENTATION OF SELLER OR SAFECARE CONTAINED IN THIS

AGREEMENT OR IN ANY DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT. SELLER, BUYER AND SAFECARE ACKNOWLEDGE THAT THIS DISCLAIMER HAS BEEN SPECIFICALLY NEGOTIATED.

INITIALS:      ___________          ___________         ___________
               Seller               Buyer               SAFECARE

      SECTION 1.11  INTEREST.  Unless otherwise provided herein to the contrary,
                    --------
any payment required to be made by any party pursuant to this Agreement, if not paid before seven (7) days after the date such payment is required to be made (the "Interest Commencement Date"), shall include interest from the Interest Commencement Date to the day such payment is made, computed at a rate equal to the lesser of (i) ten percent (10%) per annum or (ii) the highest rate then permitted by law. All requests for payment pursuant to this Section 1.11 shall be accompanied by a certificate of an officer of the party entitled to receive such payment setting forth the amount of the payment due pursuant to this Agreement (without regard to any amounts payable through operation of this Section 1.11) and the applicable Interest Commencement Date.

                                   ARTICLE II

                                    CLOSING
                                    -------

      SECTION 2.1   CLOSING.  Subject to the satisfaction or waiver by the
                    -------
appropriate party of all of the conditions precedent to Closing specified in Articles IX and X hereof, the consummation of the sale and purchase of the Assets and the other transactions contemplated by and described in this Agreement (the "Closing") shall take place at the offices of Robinson, Staley & Marshall, P.A. in Little Rock, Arkansas, at 10:00 a.m. local time on November __, 1997, or at such other date and/or at such other location as the parties hereto may mutually designate in writing (the "Closing Date"). The Closing shall be effective as of 12:01 a.m. (central standard time) on the calendar day immediately following the Closing Date, or at such other date and/or at such other location as the parties hereto may mutually designate in writing. If any condition set forth in Article IX or X hereof is not satisfied or waived by the appropriate party, the Closing Date shall be on the first (1/st/) business day after each such condition has been satisfied or waived pursuant to this Agreement; provided, however, that the Closing Date shall not be later than November 30, 1997. In the event the Closing has not occurred on or before November 30, 1997, this Agreement shall terminate and none of the parties to this Agreement shall have any further rights or obligations under this Agreement except for those provisions that expressly survive the termination of this Agreement.

      SECTION 2.2   ACTIONS OF SELLER AND SAFECARE AT CLOSING.  At the Closing
                    -----------------------------------------
and unless otherwise waived in writing by Buyer, Seller and SAFECARE, as applicable, shall deliver to Buyer the following:

          (a)  From Seller:

               (i) Special Warranty Deed, duly executed by Seller in recordable form, conveying to Buyer good and marketable fee title to the Seller Real Property, subject only to the Seller Permitted Encumbrances;

               (ii) A General Bill of Sale and Assignment, duly executed by Seller, conveying to Buyer good title to all tangible assets which are a part of the Seller Assets and all Seller's right, title and interest in and to all intangible assets which are a part of the Seller Assets, free and clear of all liabilities, claims, liens, security interests and restrictions other than the Assumed Liabilities;

               (iii) An Assignment of Contracts, duly executed by Seller, conveying to Buyer Seller's interest in the Contracts;

               (iv) An Owner Policy of Title Insurance covering the Seller Real Property as described in and provided by Section 9.9 hereof;

               (v) Copy of resolutions duly adopted by the board of directors of Seller authorizing and approving the performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and of full force as of Closing, by the appropriate officers of Seller;

               (vi) Certificate of the Chairman of the Board of Seller certifying that each covenant and agreement of Seller to be performed prior to or as of Closing pursuant to this Agreement has been performed in all material respects;

               (vii) Certificate of incumbency for the officers or directors of Seller executing this Agreement or making certifications for Closing dated as of Closing;

               (viii) Certificate of existence and good standing of Seller from the state in which it is incorporated, dated the most recent practical date prior to Closing;

               (ix) The opinion of Seller's counsel as described in and provided by Section 9.2 hereof;

               (x) Certificate of good standing of Seller from the state of Arkansas, dated the most recent practical date prior to Closing;

               (xi) A Covenant Not to Compete Agreement duly executed by Seller on the terms and in the form required pursuant to Section 9.15 hereof;

               (xii) A termination of the Lease (the "Lease Termination Agreement") creating the leasehold estate of Seller in that portion of the Real Property on which the Hospital is located, duly executed by Seller and SAFECARE (and if applicable, any mortgagee or pledgee of Seller's interest in the Lease) and in recordable form;

               (xiii) A FIRPTA Affidavit duly executed by Seller, stating that neither Seller nor any of its Affiliates holding title to any of the Seller Real Property is a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;

               (xiv) All original Tenant Estoppel Certificates required to be delivered by

          Seller Real Property Tenants of the Seller Real Property and originals of any Seller Estoppel Certificates delivered by Seller pursuant to
          Section 6.12 hereof, and any Substitute Estoppel Certificates required to be delivered by Seller pursuant to Section 7.7 hereof;

               (xv) An Assignment and Assumption of Leases, duly executed by Seller and Buyer, conveying the Seller Real Property Leases to Buyer;

               (xvi) All original Seller Real Property Leases together with letters addressed to the Seller Real Property Tenants in such form as may be mutually agreed upon by Seller and Buyer, notifying the Seller Real Property Tenants of the sale of the Seller Real Property to Buyer;

               (xvii) Such other instruments and documents as are reasonably necessary to satisfy the conditions precedent to Buyer's obligations hereunder.

          (b)  From SAFECARE:

               (i) Special Warranty Deed, duly executed by SAFECARE in recordable form, conveying to Buyer good and marketable fee title to the SAFECARE Real Property, subject only to the SAFECARE Permitted Encumbrances;

               (ii) Copy of resolutions duly adopted by the board of directors of SAFECARE authorizing and approving the performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and of full force as of Closing, by the appropriate officers of SAFECARE;

               (iii) Certificate of the President or a Vice President of SAFECARE certifying that each covenant and agreement of SAFECARE to be performed prior to or as of Closing pursuant to this Agreement has been performed in all material respects;

               (iv) Certificate of incumbency for the officers of SAFECARE executing this Agreement or making certifications for Closing dated as of Closing;

               (v) Certificate of existence and good standing of SAFECARE from the state in which it is incorporated, dated the most recent practical date prior to Closing;

               (vi) Certificate of good standing of SAFECARE from the state of Arkansas, dated the most recent practical date prior to Closing;

               (vii) The opinion of SAFECARE's counsel as described in and provided by Section 9.2 hereof;

               (viii) A FIRPTA Affidavit duly executed by SAFECARE, stating that neither SAFECARE nor any of its Affiliates holding title to any of the

          SAFECARE Real Property is a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;

               (ix) An Owner Policy of Title Insurance covering the SAFECARE Real Property as described in and provided by Section 9.9 hereof;

               (x) A General Bill of Sale and Assignment, duly executed by SAFECARE, conveying to Buyer good title to all of SAFECARE's tangible assets which are a part of the SAFECARE Real Property and all of SAFECARE's right, title and interest in and to all intangible assets which are a part of the SAFECARE Real Property;

               (xi) An Assignment and Assumption of Contracts, duly executed by SAFECARE, conveying to Buyer SAFECARE's interest in the service contracts relating to the SAFECARE Real Property that Buyer agrees to assume at Closing;

               (xii) A rent roll prepared with respect to the MOB which shall be certified by SAFECARE as being true and correct as of the date not more than five (5) days prior to Closing;

               (xiii) A Lease Termination Agreement, duly executed by Seller and SAFECARE and in recordable form;

               (xiv) An Assignment and Assumption of Leases, duly executed by SAFECARE and Buyer, conveying the MOB Leases to Buyer;

               (xv) The agreement regarding the Retained Land, duly executed by SAFECARE and Buyer pursuant to Section 9.16 hereof;

               (xvi) All original MOB Leases together with letters addressed to the MOB Tenants in such form as may be mutually agreed upon by SAFECARE and Buyer, notifying the MOB Tenants of the sale of the MOB to Buyer;

               (xvii) Original Tenant Estoppel Certificates executed by the MOB Tenants in the form required pursuant to Section 7.7 hereof;

               (xviii)Guaranty, duly executed by SAFECARE, together with the original of the Letter of Credit, pursuant to and as such terms are defined in Section 9.17 hereof; and

               (xix) Such other instruments and documents as are reasonably necessary to satisfy the conditions precedent to Buyer's obligations hereunder.

      SECTION 2.3   ACTIONS OF BUYER AT CLOSING.  At the Closing and unless
                    ---------------------------
otherwise waived in writing by Seller and SAFECARE, Buyer shall deliver to Seller and SAFECARE, as applicable, the following:

          (i) An amount equal to the Purchase Price (as increased or decreased pursuant to Section 1.8 hereof) in immediately available funds;

          (ii) An Assumption Agreement, duly executed by Buyer, pursuant to which Buyer shall assume the future payment and performance of the obligations of Seller relating to the Assumed Liabilities;

          (iii) Copies of resolutions duly adopted by the board of directors of Buyer authorizing and approving Buyer's performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and in full force as of Closing by an appropriate officer of Buyer;

          (iv) Certificates of the President or a Vice President of the Buyer certifying that each covenant and agreement of Buyer to be performed prior to or as of Closing pursuant to this Agreement has been performed in all material respects;

          (v) Certificates of incumbency for the respective officers of the Buyer executing this Agreement or making certifications for Closing dated as of Closing;

          (vi) Certificates of existence and good standing of Buyer from the state of its organization or incorporation, each dated the most recent practical date prior to Closing;

          (vii)  The opinion of Buyer's counsel as described in and provided by
     Section 10.2;

          (viii) An Assignment and Assumption of Leases, duly executed by SAFECARE and Buyer, conveying the MOB Leases to Buyer;

          (ix) An Assignment and Assumption of Leases, duly executed by Seller and Buyer, conveying the Seller Real Property Leases to Buyer;

          (x) The agreement regarding the Retained Land, duly executed by SAFECARE and Buyer pursuant to Section 9.16 hereof;

          (xi) An Assignment and Assumption of Contracts, duly executed by Buyer, in connection with the service contracts relating to the SAFECARE Real Property that Buyer agrees to assume at Closing; and

          (xii) Such other instruments and documents as are reasonably necessary to satisfy the conditions precedent to Seller's and SAFECARE's obligations hereunder.

      SECTION 2.4   ADDITIONAL ACTS.  From time to time after Closing, Buyer and
                    ---------------
Seller shall each execute and deliver such other instruments of conveyance, transfer and assumption, and take such other actions as the other shall reasonably request, to more effectively convey and transfer full right, title and interest to, vest in, and place Buyer in legal and actual possession of, any and all of the Assets and to perform their respective obligations hereunder. In the case of Contracts and rights which cannot be transferred effectively without the consents of third parties, Seller shall use its reasonable efforts to obtain such consents promptly. Seller shall cooperate reasonably with Buyer (but at no out-of-pocket expense to Seller) to furnish such information and documents in its possession or under its control as may reasonably be requested by Buyer as will enable Buyer to prosecute any and all petitions, applications, claims and demands relating to the Assets. From time to time after Closing, Buyer, SAFECARE and Seller shall each execute and deliver such other instruments of conveyance, transfer and assumption, and take such other actions as the other shall reasonably request, to more effectively convey and transfer, vest in, and place Buyer in legal and actual possession of, the Real Property and to perform their respective obligations hereunder in respect of the Real Property. Additionally, Seller, SAFECARE and Buyer shall cooperate with and use their respective good faith reasonable efforts to have their respective directors, officers and employees cooperate with each other party on and after Closing in furnishing information, evidence, testimony and other assistance in connection with any action, proceeding, arrangement or dispute of any nature with respect to matters pertaining to all periods prior to Closing in respect of the items subject to this Agreement.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     As of the date hereof and as of the Closing Date, Seller represents and warrants to Buyer the following:

      SECTION 3.1   EXISTENCE AND CORPORATE CAPACITY.  Seller is a corporation
                    --------------------------------
which is duly organized, validly existing and in good standing under the laws of the State of Missouri. Seller has the requisite power and authority to enter into this Agreement, perform its obligations hereunder and to conduct its business as now being conducted.

      SECTION 3.2   CORPORATE POWERS; CONSENTS; ABSENCE OF CONFLICTS, ETC.  The
                    ------------------------------------------------------
execution, delivery and performance of this Agreement by Seller and all other agreements referenced herein or ancillary hereto to which it is a party and the consummation of the transactions contemplated herein by Seller: (i) are within its corporate powers, are not in contravention of law or of the terms of its articles of incorporation, bylaws or any amendments thereto and have been duly authorized by all appropriate corporate action; (ii) to Seller's knowledge, except for notification to the Arkansas Health Department and except as otherwise expressly provided in this Agreement, do not require any approval or consent of, or filing with, any governmental agency or authority bearing on the validity of this Agreement which is required by law or the regulations of any such agency or authority; (iii) except as set forth in Schedule 1.1E and
Schedule 3.6 will neither conflict with nor result in any material breach or contravention of, nor permit the acceleration of the maturity of the Assumed Liabilities, or the creation of any lien, charge or encumbrance affecting any Assets; (iv) to Seller's knowledge, except for notification to the Arkansas Health Department, will not violate any statute, law, rule or regulation of any governmental authority to which Seller or the Assets are subject; and (v) will not violate any judgment of any court or governmental authority to which Seller or the Assets is subject.

      SECTION 3.3   BINDING AGREEMENT.  This Agreement and all agreements to
                    -----------------
which Seller will execute and deliver at Closing are and will constitute the valid and legally binding obligations of Seller and are and will be enforceable against Seller in accordance with the respective terms hereof or thereof, except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity.

      SECTION 3.4   FINANCIAL STATEMENTS.  Seller has delivered to Buyer copies
                    --------------------
of the following financial statements of the Hospital on an accrual-basis (Schedule 3.4) (the "Financial Statements"): (i) Unaudited Balance Sheet current through the nine months ended September 30, 1997 (the "Balance Sheet Date");
(ii) Unaudited Income Statement for the nine-month period ended on the Balance Sheet Date; and (iii) Audited Balance Sheets, Income Statements and Statements of Cash Flows for the fiscal year of the Hospital ended on December 31, 1994, 1995 and 1996. Such audited Financial Statements have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods indicated. Such unaudited Financial Statements materially conform to generally accepted accounting principles and practices consistently applied, except as to the absence of footnotes and normal audit adjustments and as otherwise may be set forth in Schedule 3.4. Such Audited Balance Sheets present fairly in all material respects in accordance with the foregoing accounting principles the financial condition of the Hospital as of the dates indicated thereon, and such Audited Income Statements and Statements of Cash Flows present fairly in all material respects in accordance with the foregoing accounting principles the results of operations of the Hospital for the periods indicated thereon. Except as otherwise disclosed by Seller to Buyer in writing, since the Balance Sheet Date, there have occurred no material adverse changes in the financial condition or business of the Hospital as reflected in such Financial Statements.

      SECTION 3.5   EXTRAORDINARY LIABILITIES.  Seller has delivered to Buyer a
                    -------------------------
list (Schedule 3.5) that, to Seller's knowledge, accurately sets forth all liabilities of Seller as of the Balance Sheet Date relating to the Hospital not included within Schedule 3.4, which are of the kind and character required in financial statements prepared in accordance with generally accepted accounting principles and which were incurred other than in the Ordinary Course of Business, whether accrued, absolute, contingent or otherwise, together with, in the case of those liabilities as to which the liabilities are not fixed, a good faith estimate of the maximum amount which may be payable in respect thereof. To the knowledge of Seller, except as disclosed in Schedules 3.4 or 3.5, Seller has no other material liabilities of any nature, whether accrued, absolute, contingent or otherwise.

      SECTION 3.6   LICENSES.  The Hospital is duly licensed by the State of
                    --------
Arkansas to operate as a 114-bed surgical and general, acute care hospital and an 11-bed recuperation center. The ancillary departments located at the Hospital which are required to be specifically licensed are duly licensed by the appropriate state agencies. Seller has all other material licenses, permits and approvals which are needed or required by law to operate the business related to or affecting the Hospital. Seller has delivered to Buyer an accurate list and summary description (Schedule 3.6) of all such licenses and permits and of all other material franchises, certificates of need and certificate of need applications, trademarks, trade names, service marks, patents, patent applications and copyrights, owned or held by Seller relating to the ownership, development or operations of the Hospital and the Assets, all of which are now and as of Closing shall be in good standing and, to Seller's knowledge, are not subject to meritorious challenge.

      SECTION 3.7   MEDICARE PARTICIPATION/ACCREDITATION.  The Hospital is
                    ------------------------------------
qualified for participation in the Medicare and Medicaid programs, has a current and valid provider contract with the Medicare and Medicaid programs, and, except as set forth in Schedule 3.7 hereto, is in compliance with the conditions of participation in such programs. The Hospital is duly accredited, with no contingencies, by the Joint Commission on Accreditation of Healthcare Organizations (the "JCAHO") for the three (3) year period ending October 31, 1997. Except as set forth on Schedule 3.7, Seller has not received any notice from either the Medicare or Medicaid programs of any pending or threatened investigations or surveys, and to Seller's knowledge, no such investigations or surveys are pending or threatened other than in the Ordinary Course of Business. Seller has provided to Buyer complete and correct copies of Seller's Medicare cost reports for Seller's fiscal years ended on December 31, 1993, 1994, 1995 and 1996.

      SECTION 3.8   REGULATORY COMPLIANCE.  Except as set forth on Schedule 3.8
                    ---------------------
hereto, to Seller's knowledge, Seller is in material compliance with, and Seller has received no notices of any violations or non-compliance with, all applicable statutes, rules, regulations and requirements of all federal, state and local governmental agencies having jurisdiction over the Hospital and the operations of the Hospital, including, without limitation, the Internal Revenue Service and the State of Arkansas, and Seller has timely filed all reports, data and other information required to be filed with such commissions, boards, bureaus and agencies where a failure to file timely would have a material adverse effect on the operations of the Hospital or the Assets.

      SECTION 3.9   THE CONTRACTS.  Seller has delivered to Buyer an accurate
                    -------------
list (Schedule 3.9) of all contracts which affect the Hospital, the Assets or the operation thereof, to which Seller is a party or by which Seller or any of the Assets of Seller is bound (including, without limitation, provider based physician agreements, agreements with health maintenance organizations, preferred provider organizations or other alternative delivery systems, joint venture or partnership agreements, employment agreements, contracts, tenant leases, equipment leases, equipment maintenance agreements, agreements with municipalities and labor organizations, loan agreements, bonds, mortgages, liens or other security agreements). Seller has delivered true and correct copies of such contracts to Buyer. Except for such contracts, there are not: (i) any contracts or commitments involving any obligation which affects the Assets and which cannot, or in reasonable probability will not, be performed or terminated before ninety (90) days after the Closing Date without payment of penalty or equivalent thereof; (ii) any contracts or commitments affecting ownership of, title to, use of, or any interest in real estate, other than the Seller Permitted Encumbrances; (iii) any patent licensing agreements or any other agreements, licenses or commitments with respect to patents, patent applications, trademarks, trade names, service marks, technical assistance, copyrights or other like terms affecting the Assets; (iv) any contract, license or commitment relating to data processing programs, software or source codes utilized in connection with the Assets; (v) any collective bargaining agreements or other contracts or commitments to or with any labor unions or other employee representatives or groups of employees affecting or which could affect the Assets; (vi) any employment contracts or any other contracts, agreements or commitments to or with individual employees or agents affecting or which could affect the Assets; (vii) any contracts or commitments providing for payments based in any manner on the revenues or profits of the Assets; or (viii) any contract or commitment, whether in the ordinary course of business or not, which involves future payments, performance or services or delivery of goods or materials, to or by Seller of any amount or value in excess of Ten Thousand Dollars ($10,000) in the aggregate affecting or which could affect the Assets. Buyer shall assume only those contracts approved by Buyer and set forth on
Schedule 1.1E hereto, which shall be referred to herein as the "Contracts". Seller further warrants and represents that: (i) the Contracts constitute valid and legally binding obligations of the parties thereto and are enforceable in accordance with their terms; (ii) each Contract constitutes the entire agreement by and between the respective parties thereto; (iii) except as set forth on
Schedule 1.1E hereto, all obligations required to be performed by Seller (and, to Seller's knowledge, the other parties to such Contracts) under the terms of the Contracts have been performed, no act or omission has occurred or failed to occur which, with the giving of notice, the lapse of time or both would constitute a default by Seller (and, to Seller's knowledge, the other parties to such Contracts) under the Contracts and each of such Contracts is now and will be upon and after the Closing Date in full force and effect without default on the part of Seller or, to Seller's knowledge, the other parties to such Contracts; (iv) except as expressly set forth on Schedule 1.1E, none of the Contracts requires consent to the assignment to and assumption by Buyer, and Seller will use Seller's reasonable efforts to obtain any required consents prior to Closing; and (v) except as set forth on Schedule 1.1E hereto, the assignment of the Contracts to and assumption of such Contracts by Buyer will not result in any penalty, premium or variation of the rights, remedies, benefits or obligations of any party thereunder.

      SECTION 3.10  SUPPLIES.  All the inventory and supplies constituting any
                    --------
part of the Assets are of a quality and quantity usable and salable in the Ordinary Course of Business of the Hospital. Inventory and supplies are carried at the lower of cost or market, on a first-in, first-out basis and are properly stated in the Financial Statements.

      SECTION 3.11  EQUIPMENT.  Seller has delivered to Buyer a depreciation
                    ---------
schedule as of January 31, 1997 (Schedule 1.1A), which has been updated to the Balance Sheet Date and takes into consideration all the equipment associated with, or constituting any part of, the Seller Assets. Since the Balance Sheet Date, Seller has not sold or otherwise disposed of any item of equipment having a value in excess of $500 associated with, or constituting any part of, the Assets, except in the Ordinary Course of Business with comparable replacement thereof. As used herein, the term "Ordinary Course of Business" shall mean in the ordinary course of business of the Hospital comparable to the manner in which such business was conducted by Seller during the first six (6) calendar months of 1997.

      SECTION 3.12  TITLE.  Except as set forth on Schedule 3.12 hereto, as of
                    -----
Closing, Seller shall own and hold good title to all tangible assets, real, personal or mixed and valid title to Seller's rights, titles and interests in and to all intangible assets associated with or employed in the operation of the Hospital (other than the fee simple interest in that portion of the Real Property upon which the Hospital is located) or located on the Real Property, all of which shall be a part of the Assets. At Closing, Seller will convey to Buyer good title to all properties, tangible assets and leasehold estates, real, personal and mixed, and Seller's rights, titles and interests in and to all intangible assets, constituting or associated with the Seller Assets or any part thereof (other than the fee title interest in that portion of the Real Property upon which the Hospital is located), subject to no mortgage, lien, pledge, security interest, conditional sales agreement, right of first refusal, option, restriction, liability, encumbrance or charge, except the Assumed Liabilities and the Seller Permitted Encumbrances.

      SECTION 3.13  QUALITY AND CONDITION OF ASSETS.  Other than with respect to
                    -------------------------------
representations and warranties as herein provided, Seller shall transfer the Seller Assets to Buyer and Buyer shall accept the Seller Assets from Seller on an "as is, where is" basis as set forth in Section 1.10 hereof. Schedule 3.13 describes all Life Safety Code deficiencies known by Seller related to the Assets.

      SECTION 3.14  INSURANCE.  Seller has delivered to Buyer an accurate
                    ---------
schedule (Schedule 3.14) disclosing the insurance policies covering the ownership and operations of the Seller Assets, which Schedule reflects the policies' numbers, terms, identity of insurers, amounts and coverage. All of such policies are now and will be until Closing in full force and effect on a claims made basis with no premium arrearages.

      SECTION 3.15  EMPLOYEE BENEFIT PLANS.  Except as set forth on Schedule
                    ----------------------
3.15 hereto, Seller does not have and has never had any pension, profit sharing, deferred compensation or other employee pension or health or welfare benefit plan or arrangement relating to the operations of the Hospital.

      SECTION 3.16  EMPLOYEE RELATIONS.  There is no pending or, to the
                    ------------------
knowledge of Seller, threatened employee strike, work stoppage or labor dispute. To the knowledge of Seller, no union representation question exists respecting any employees of Seller, no collective bargaining agreement exists or is currently being negotiated by Seller, no demand has been made for recognition by a labor organization by or with respect to any employees of Seller, no union organizing activities by or with respect to any employees of Seller are taking place, and none of the employees of Seller is represented by any labor union or organization. There is no unfair practice claim against Seller before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or, to the knowledge of Seller, threatened against or involving the Hospital and none has occurred. Seller is in material compliance with, and Seller has received no notices of any violations or non-compliance with, all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. Seller is not engaged in any unfair labor practices. Except as set forth on Schedule 3.16, there are no pending or, to the knowledge of Seller, threatened EEOC claims, wage and hour claims, unemployment compensation claims, workers' compensation claims, sexual harrassment claims, or the like.

      SECTION 3.17  LITIGATION OR PROCEEDINGS.  Seller has delivered to Buyer an
                    -------------------------
accurate list and summary description (Schedule 3.17) of all litigation or proceedings with respect to the Hospital and the Assets to which Seller is a party. Except as set forth on Schedule 3.17, Seller is not in material default (and Seller has not received any notice of any default) under any law or regulation material to the operation of the Hospital, or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Except to the extent set forth on Schedule 3.17, there are no claims, actions, suits, proceedings or investigations pending, or to the knowledge of Seller, threatened against or affecting Seller with respect to the Hospital or the Assets, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located.

      SECTION 3.18  SPECIAL FUNDS.  None of the Assets are subject to, and
                    -------------
Seller shall indemnify and hold Buyer harmless from and against, any liability in respect of amounts received by Seller or others for the purchase or improvement of the Assets or any part thereof under restricted or conditioned grants or donations, including, without limitation, monies received under the Public Health Service Act, 42 U.S.C. Section 291 et seq.
                                                 -- ---

      SECTION 3.19  MEDICAL STAFF MATTERS.  Seller has heretofore provided to
                    ---------------------
Buyer true, correct, and complete copies of the bylaws and rules and regulations of the medical staff of the Hospital. With regard to the medical staff of the Hospital and except as set forth on Schedule 3.19 hereto, there are no pending or, to the knowledge of Seller, threatened disputes with applicants, staff members or health professional affiliates and all appeal periods in respect of any medical staff member or applicant against whom an adverse action has been taken have expired.

      SECTION 3.20  TAX LIABILITIES.
                    ---------------

          (a) True and correct copies of Seller's income tax returns filed for the fiscal year ended December 31, 1995, and the two previous fiscal years of Seller have been delivered to Buyer;

          (b) All tax returns, including, without limitation, income tax returns, employee payroll tax returns, employee unemployment tax returns and franchise tax returns, for periods prior to and including Closing which are required to be filed by Seller (collectively "Returns") have been filed or will be filed within the time and in the manner provided by law (including any valid extensions thereof),and the tax liabilities of Seller shown thereon have been paid by Seller;

          (c) All taxes, penalties, interest, and any other statutory additions which have become due by Seller pursuant to Returns, and any assessments received by Seller (collectively "Payable Tax Items") have been paid or adequately provided for by the reserves shown in the Balance Sheet of Seller as of the Balance Sheet Date;

          (d) There are no tax liens on any of the Assets, except for inchoate liens with respect to taxes not yet due and payable; and

          (e) To Seller's knowledge, there are no pending questions nor are there issues known to Seller, relating to, or claims or assessments for, Payable Tax Items. Proper and accurate amounts have been withheld by Seller from employees of Seller for all periods in full and complete compliance with the tax and other withholding provisions of all applicable laws and all of such amounts have been duly and validly remitted to the proper taxing authority.

      SECTION 3.21  POST-BALANCE SHEET RESULTS.  Except as approved in writing
                    --------------------------
by Buyer, since the Balance Sheet Date there has not been: (i) any material adverse change in the financial condition, assets, income or business of Seller;
(ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the Assets; (iii) any labor dispute, law or regulation or any event or condition of any character materially adversely affecting the business of Seller; (iv) any sale, assignment, transfer or disposition of any item of plant, property or equipment having a value in excess of One Thousand Dollars ($1,000) (other than supplies), except in the Ordinary Course of Business with comparable replacement thereof; or (v) any transaction by Seller outside the Ordinary Course of Business.

      SECTION 3.22  CERTAIN PAYMENTS.
                    ----------------

          (a) Except as set forth on Schedule 3.22, subject to the provisions of
     Section 3.22(b) hereto, to the knowledge of Seller, neither Seller, nor anyone acting on behalf of Seller, has made or received any "sensitive" payments pertaining to the Hospital, and no such person has maintained any unrecorded cash or noncash assets out of which any "sensitive" payments might be made. "Sensitive" payments mean any unlawful (i) payment to or from governmental officials or employees, (ii) commercial bribes or kick-backs, (iii) amounts paid with an understanding that rebates or refunds will be made in contravention of the laws of any applicable jurisdiction, either directly or through a third party, (iv) political contributions on behalf of Seller, and (v) payments or commitments (whether made in the form of commissions, payments of fees for goods or services received, or otherwise) made with the understanding or under circumstances which would indicate that all or part thereof is to be paid by the recipient to government officials or employees or as a commercial bribe, influence payment or kick-back.

          (b) Seller, and its officers and directors, have used their reasonable efforts in good faith to avoid engaging in any activities in violation of Medicare laws or regulations promulgated pursuant thereto.

      SECTION 3.23  PROPERTY.  The Assets (excluding the MOB and Excluded
                    --------
Assets) comprise all of the tangible and intangible personal, real and mixed properties and rights and privileges that are associated with or employed in the operation of the Hospital.

      SECTION 3.24  CERTAIN REPORTS AND DOCUMENTS.  Seller has delivered to
                    -----------------------------
Buyer true and complete copies of all material reports (including cost reports), statements, returns or declarations filed or required to be filed with any governmental entity or agency with respect to any of the Assets which relate to Seller's Medicare or other cost basis therein (collectively, the "Reports"). Except as set forth on Schedule 3.24 hereto, as of the time or times of filing, each of the Reports was prepared in substantial compliance with all existing laws, rules and regulations pertaining thereto. Except as set forth on Schedule
3.24 hereto, (i) Seller has not requested an extension of time in which to file any Report which as of the date hereof has not been filed; (ii) Seller is not delinquent in the payment of any amounts due under any of the Reports or under any other report or filing; (iii) there are no written or threatened proposals for any amounts due by Seller under the Medicare or Medicaid programs; (iv) there are no current, pending or threatened claims, assessments, notices, proposals to assess or audits of Seller with respect to any of the Reports or any other report or filing; (v) except for Medicare cost reports reopened by Seller prior to the Closing Date, Seller has not executed any presently effective waiver or extension of the statute of limitations regarding the challenge of any statement made in or amount shown on any of the Reports, or for the assessment or collection of any amount due thereunder; and (vi) all of the Reports accurately reflect the information to be included thereon and do not claim, and neither Seller nor the Hospital has received, reimbursement in excess of the amount provided by law and there are no facts or circumstances which may reasonably be expected to give rise to any material disallowance under any of the Reports.

      SECTION 3.25  ACCOUNTS RECEIVABLE AND NOTES RECEIVABLE.  All notes and
                    ----------------------------------------
accounts receivable constituting a part of the Assets represent and constitute bona-fide indebtedness owing to Seller for services actually performed or for goods or supplies actually provided in the amounts indicated on Schedule 1.1B hereto with no known set-offs, deductions, compromises or reductions (other than those agreed upon by Seller, SAFECARE and Buyer and included in Adjusted Working Capital pursuant to Section 1.8(e) hereof). Seller has provided Buyer with a complete and accurate aging report of all such accounts receivable and with a schedule of all accounts receivable which have been assigned to collection agencies or are otherwise held or assigned for collection.

      SECTION 3.26  GROUND LEASE.  Seller has delivered to Buyer a true, correct
                   ------------
and complete copy of the ground lease agreement (the "Lease") between SAFECARE and Seller, pursuant to which Seller leases that portion of the Real Property on which the Hospital is situated from SAFECARE. The Lease is currently in full force and effect and has not been surrendered or terminated (Seller and Buyer acknowledging that the Lease shall be terminated at the Closing). Seller owns all tenant's right, title and interest in and to the Lease and leasehold estate created pursuant to the Lease and, except as set forth on Schedule 3.26, has not pledged, assigned or encumbered its interest therein and no party has any rights to sublet any portion of the Hospital pursuant thereto.

      SECTION 3.27  NO SUBSIDIARIES.  Seller has no subsidiaries.  Seller is not
                    ---------------
a party to any joint venture or other arrangements with physicians on the medical staff of the Hospital, except as set forth on Schedule 3.27 hereto.

      SECTION 3.28  ASBESTOS.  Except as set forth in Schedule 3.28 or except as
                    --------
set forth in the Environmental Phase I Assessment Report obtained by Buyer prior to Closing, the Hospital's physical plant does not contain any asbestos in any form.

      SECTION 3.29  ENVIRONMENTAL LAWS.  Except as set forth in Schedule 3.29 or
                    ------------------
the Environmental Phase I Assessment Report obtained by Buyer prior to Closing, the Real Property is not in violation of any federal, state or local statutes, regulations, laws or orders pertaining to environmental matters, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), the Environmental Cleanup Responsibility Act ("ECRA") and the Resource Conservation and Recovery Act ("RCRA"); provided however, for the period of time prior to September 10, 1986, this representation and warranty is made by Seller to its knowledge. Except as set forth on Schedule 3.29 or the Environmental Phase I Assessment Report obtained by Buyer prior to Closing, no Hazardous Substances (which for purposes of this Section 3.29 shall mean and include polychlorinated biphenyls, asbestos and any substances, materials, constituents, wastes or other elements which are included under or regulated by any federal, state or local law, rule or regulation pertaining to environmental regulation, contamination, clean-up or disclosure, including, without limitation, CERCLA, ECRA, RCRA and the Medical Waste Tracking Act of 1988, 42 U.S.C. (S)(S) 6992, et seq.) have been or through the Closing Date will be, disposed of on or released or discharged from (including groundwater contamination) or in respect of the Real Property; provided however, for the period of time prior to September 10, 1986, this representation and warranty is made by Seller to its knowledge.

      SECTION 3.30 SELLER REAL PROPERTY.  Seller owns fee simple title to the
                   --------------------
Seller Real Property described in Schedule 1.2A hereto, and all buildings, improvements and fixtures thereon and all appurtenances and rights thereto. Seller represents, warrants and covenants to Buyer as follows with respect to the Seller Real Property: (i) if any lien or liens, including, without limitation, deed of trust liens, mechanics and materialmen's liens and judgment liens, are asserted against the Seller Real Property by, through or under Seller or any Affiliate of Seller which are not Seller Permitted Encumbrances, Seller shall obtain the release of such liens prior to Closing; (ii) except as set forth in Schedule 3.30, Seller has not received notice of a violation of any applicable ordinance or other law, order, regulation or requirement, and has not received notice of condemnation, lien, assessment or the like, relating to any part of the Seller Real Property or the operation thereof; (iii) Seller has not received notice of a violation of any applicable zoning ordinances, and, to Seller's knowledge, the consummation of the transactions contemplated herein will not result in a violation of any applicable zoning ordinance or the termination of any applicable zoning variance now existing; (iv) no party has been granted any license, lease or other right relating to the use or occupancy of the England Clinic or, to Seller's knowledge, the other Seller Real Property, or any part thereof, except for the Seller Permitted Encumbrances; and (v) at Closing, Seller shall convey to Buyer by Special Warranty Deed good and marketable fee title to the Seller Real Property, free and clear of any lease, mortgage, lien, restriction, agreement, claim or other encumbrance, except for the Seller Permitted Encumbrances.

      SECTION 3.31  FULL DISCLOSURE.  The representations and warranties of
                    ---------------
Seller in this Agreement and the Schedules of Seller hereto and all closing documents furnished to Buyer and Buyer's representatives by Seller pursuant hereto do not and will not include any untrue statement of a material fact or, to the knowledge of Seller, omit to state any material fact necessary to make the statements made not misleading. To the knowledge of Seller, all other information required to be furnished by Seller to Buyer and Buyer's representatives pursuant to the terms of this Agreement do not and will not include any untrue statement or material fact, or omit to state any material fact necessary to make the statements made and to be made not misleading.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF SAFECARE
                   ------------------------------------------

     As of the date hereof and as of the Closing Date, SAFECARE represents and warrants to Buyer the following:

      SECTION 4.1   EXISTENCE AND CORPORATE CAPACITY.  SAFECARE is a corporation
                    --------------------------------
which is duly organized, validly existing and in good standing under the laws of the State of Washington. SAFECARE has the requisite power and authority to enter into this Agreement, perform its obligations hereunder and to conduct its business as now being conducted.

      SECTION 4.2   CORPORATE POWERS; CONSENTS; ABSENCE OF CONFLICTS, ETC.  The
                    ------------------------------------------------------
execution, delivery and performance of this Agreement by SAFECARE and all other agreements referenced herein or ancillary hereto to which it is a party and the consummation of the transactions contemplated herein by SAFECARE: (i) are within its corporate powers, are not in contravention of law or of the terms of its articles of incorporation, bylaws or any amendments thereto and have been duly authorized by all appropriate corporate action; (ii) to SAFECARE's knowledge, and except as otherwise expressly herein provided, do not require any approval or consent of, or filing with, any governmental agency or authority bearing on the validity of this Agreement which is required by law or the regulations of any such agency or authority; (iii) will not violate any statute, law, rule or regulation of any governmental authority known to SAFECARE to which SAFECARE or the SAFECARE Real Property may be subject; and (iv) will not violate any judgment of any court or governmental authority to which SAFECARE or the SAFECARE Real Property is subject.

      SECTION 4.3   SAFECARE REAL PROPERTY.  SAFECARE owns fee simple title to
                    ----------------------
the SAFECARE Real Property described in Schedule 1.3A hereto, and all buildings, improvements and fixtures thereon and all appurtenances and rights thereto constituting the MOB (except for MOB Tenants' interests in fixtures or other assets owned by the MOB Tenants) and after termination of the Lease at Closing will own fee simple title to all buildings, improvements and fixtures located on that portion of the SAFECARE Real Property on which the Hospital is located and all appurtenances and rights thereto constituting the Hospital. SAFECARE represents, warrants and covenants to Buyer as follows with respect to the SAFECARE Real Property: (i) if any lien or liens, including, without limitation, deed of trust liens, mechanics and materialmen's liens and judgment liens, are asserted against the SAFECARE Real Property by, through or under SAFECARE or any Affiliate of SAFECARE which are not SAFECARE Permitted Encumbrances, SAFECARE shall obtain the release of such liens prior to Closing;
(ii) except as set forth in Schedule 4.3, SAFECARE has not received notice of a violation of any applicable ordinance or other law, order, regulation or requirement, and has not received notice of condemnation, lien, assessment or the like, relating to any part of the SAFECARE Real Property or the operation thereof; (iii) SAFECARE has not received notice of a violation of any zoning ordinances applicable to the SAFECARE Real Property, and, to SAFECARE's knowledge, the consummation of the transactions contemplated herein will not result in a violation of any zoning ordinance applicable to the SAFECARE Real Property or the termination of any zoning variance applicable to the SAFECARE Real Property now existing; (iv) no party has been granted by or through SAFECARE any license, lease or other right relating to the use or occupancy of the MOB or, to SAFECARE's knowledge, the other SAFECARE Real Property, or any part thereof, except Seller and except for the SAFECARE Permitted Encumbrances and as set forth on Schedule 4.3 hereof; and (v) at Closing, SAFECARE shall convey to Buyer by Special Warranty Deed good and marketable fee title to the SAFECARE Real Property, free and clear of any lease, mortgage, lien, restriction, agreement, claim or other encumbrance, except for the SAFECARE Permitted Encumbrances.

      SECTION 4.4   ENVIRONMENTAL LAWS.  Except as set forth in Schedule 4.4
                    ------------------
hereof or in the Environmental Phase I Assessment Report obtained by Buyer prior to Closing, that portion of the Real Property on which the Hospital and the MOB are located (but specifically excluding the improvements) is not in violation of any federal, state or local statutes, regulations, laws or orders pertaining to environmental matters, including, without limitation, CERCLA, ECRA and RCRA; provided, however, for the period of time prior to September 10, 1986, this
--------
representation and warranty is made by SAFECARE to its knowledge. Except as set forth in Schedule 4.4 hereof or in the Environmental Phase I Assessment Report obtained by Buyer prior to Closing, no Hazardous Substances (which for purposes of this Section 4.4 shall mean and include polychlorinated biphenyls, asbestos and any substances, materials, constituents, wastes or other elements which are included under or regulated by any federal, state or local law, rule or regulation pertaining to environmental regulation, contamination, clean-up or disclosure, including, without limitation, CERCLA, ECRA, RCRA and the Medical Waste Tracking Act of 1988, 42 U.S.C. (S)(S) 6992, et seq.) have been or through the Closing Date will be, disposed of on or released or discharged from (including groundwater contamination) or in respect of that portion of the Real Property on which the Hospital and the MOB are located (but specifically excluding the improvements thereon); provided, however, for the period of time prior to
                       --------
September 10, 1986, this representation and warranty is made by SAFECARE to its knowledge.

      SECTION 4.5   ASBESTOS.  Except as set forth in Schedule 4.5 and except as
                    --------
set forth in the Environmental Phase I Assessment Report obtained by Buyer prior to Closing, to SAFECARE's knowledge, the MOB does not contain any asbestos in any form.

      SECTION 4.6   FULL DISCLOSURE.  The representations and warranties of
                    ---------------
SAFECARE in this Agreement and Schedules of SAFECARE hereto and all closing documents furnished to Buyer and Buyer's representatives by SAFECARE pursuant hereto do not and will not include any untrue statement of a material fact or, to the knowledge of SAFECARE, omit to state any material fact necessary to make the statements made not misleading. To the knowledge of SAFECARE, all other information required to be furnished by SAFECARE to Buyer and Buyer's representatives pursuant to the terms of this Agreement do not and will not include any untrue statement or material fact, or omit to state any material fact necessary to make the statements made and to be made not misleading.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     As of the date hereof and as of the Closing Date, Buyer represents and warrants to Seller the following:

      SECTION 5.1   EXISTENCE AND CORPORATE CAPACITY.  Buyer is a corporation,
                    --------------------------------
duly organized, validly existing and in good standing under the laws of the State of Arkansas.

      SECTION 5.2   CORPORATE POWERS; CONSENTS; ABSENCE OF CONFLICTS, ETC.  The
                    ------------------------------------------------------
execution, delivery and performance of this Agreement by Buyer and all other agreements referenced in or ancillary hereto to which Buyer is a party and the consummation of the transactions contemplated herein by Buyer: (i) are within Buyer's corporate powers and are not in contravention of the terms of Buyer's articles of incorporation or bylaws or any amendments thereto and have been approved by all requisite corporate action; (ii) will neither conflict with nor result in any material breach or contravention of, or the creation of any lien under, any indenture, agreement, lease, instrument or understanding to which Buyer is a party or by which Buyer is bound; (iii) to the best of Buyer's knowledge, after due inquiry and except as otherwise expressly herein provided, do not require any approval or consent of, or filing with, any governmental agency or authority bearing on the validity of this Agreement which is required by law or the regulations of any such agency or authority; (iv) will not violate any statute, law, rule or regulation of any governmental authority to which Buyer may be subject; and (v) will not violate any judgment of any court or governmental authority to which Buyer may be subject.

      SECTION 5.3    BINDING EFFECT.  This Agreement and all other agreements to
                    --------------
which Buyer will become a party hereunder are and will constitute the valid and legally binding obligations of Buyer and are and will be enforceable against Buyer in accordance with the respective terms hereof and thereof, except as enforceability against Buyer may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity.

      SECTION 5.4   FULL DISCLOSURE.  This Agreement and all other documents and
                    ---------------
information furnished to Seller and Seller's representatives and to SAFECARE and SAFECARE's representatives by Buyer pursuant to this Agreement do not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading.

                                   ARTICLE VI

                              COVENANTS OF SELLER
                              -------------------

      Seller hereby covenants as follows:

      SECTION 6.1   INFORMATION.  Between the date of this Agreement and the
                    -----------
Closing Date, Seller shall afford to the officers and authorized representatives and agents (which shall include accountants, attorneys, bankers and other consultants of Buyer) of Buyer reasonable access upon reasonable prior written notice to inspect and conduct surveys of the plants, properties, books and records of Seller relating to the Assets; shall permit Buyer to conduct audits and verifications of the books and records of the Hospital; and shall furnish Buyer with such additional financial and operating data and other information available from the records maintained by Seller as to the business and properties of Seller relating to the Assets as Buyer may from time to time reasonably request without regard to where such information may be located. Buyer's right of access and inspection shall be made in such a manner as not to interfere unreasonably with the operation of the Assets. Each of Seller and SAFECARE shall have the right to designate a representative for purposes of coordinating and overseeing Buyer's on-site due diligence investigation of any property it owns. Buyer shall give Seller's or SAFECARE's (as appropriate) designated representative, if any, advance notice of its investigation of the Assets, describing the nature of the review work to be undertaken and the estimated duration of the review. Representatives of each of Seller and SAFECARE shall have the right to accompany Buyer and its agents, representatives and contractors that are performing tests on or about the Assets in connection with such testing and to limit the duration, frequency and means of such testing to the extent reasonably necessary to avoid disruption of Hospital operations. Buyer covenants that it will conduct its tests and other due diligence activities in a professional, sensitive and confidential manner. Buyer shall indemnify, defend and hold Seller and SAFECARE harmless from and against all losses, damages, liabilities, claims, fines, penalties, causes of action and expenses arising from or out of the presence or activities of Buyer or its agents, employees, representatives, consultants or contractors on the Assets, both before and after Closing, including, but not limited to, clean-up costs related to hazardous and toxic materials and substances resulting from Buyer's presence or activities, and, if Buyer does not purchase the Assets, Buyer shall repair any damage to the Assets caused by such presence or activities. Buyer's obligations under this paragraph shall survive termination of this Agreement.

      SECTION 6.2   OPERATIONS.  From the date hereof until the Closing Date,
                    ----------
unless Buyer and Seller otherwise consent in writing, Seller will: (i) carry on Seller's business in the Ordinary Course of Business and not make any material change in personnel, operations, finance, accounting policies, or real or personal property; (ii) maintain the Assets and Seller Real Property and all parts thereof in as good working order and condition as at present, ordinary wear and tear excepted; (iii) take all actions necessary and appropriate to (a) permit Seller on the Closing Date to vest good title to all tangible assets and Seller's interest in all intangible assets constituting Seller Assets and Seller Real Property in Buyer and (b) render title to the Seller Assets and Seller Real Property free and clear of all liens, security agreements, claims, charges and encumbrances and obtain appropriate releases, consents, estoppels and other instruments as shall be necessary to permit Seller to perform its obligations hereunder other than Assumed Liabilities and Seller Permitted Encumbrances; (iv) keep in full force and effect present insurance policies or other comparable insurance; (v) maintain and preserve Seller's business organization substantially intact, retain substantially all of Seller's present employees at the Hospital and maintain in the Ordinary Course of Business Seller's relationship with physicians and customers and to take such actions as are necessary to cause the smooth, efficient and successful transition of such business operations and employee and other relations to Buyer as of Closing;
(vi) permit and allow reasonable access by Buyer to make offers of post-Closing employment to any of Seller's personnel, which personnel shall be allowed to accept such offers without penalty, competing offer or interference, and to establish relationships with physicians and others having business relations with Seller; and (vii) Seller shall not knowingly allow any Hazardous Substances to be discharged, possessed, managed, processed or otherwise handled on the Real Property in a manner which is in violation of applicable law, and Seller shall take reasonable efforts to comply with all environmental laws affecting the Real Property. Seller shall promptly notify Buyer should Seller become aware of any lien, notice, litigation or threat of litigation relating to any alleged unauthorized release of any Hazardous Substance or the existence of any Hazardous Substance or other environmental contamination, liability or problem with respect to or arising out of or in connection with the Real Property. Seller shall promptly notify Buyer of any sale of any asset of the Hospital with a replacement cost of over $15,000.

      SECTION 6.3   NEGATIVE COVENANTS.  From the date hereof to the Closing
                    ------------------
Date, Seller will not, without the prior written consent of Buyer: (i) amend or terminate any of the Contracts, enter into any contract or commitment (other than any written settlement agreements executed pursuant to Section 6.11 hereof and any written settlement agreements with SAFECARE or its Affiliates), or incur or agree to incur any liability, except in the Ordinary Course of Business and in no event greater than Ten Thousand Dollars ($10,000) per item or which is not terminable without cause or penalty within ninety (90) days following Closing and except for any indebtedness of Seller to SAFECARE or an Affiliate of SAFECARE (provided that any liens and security interest against any of the Assets securing such indebtedness shall be released at Closing and Buyer shall not be obligated to assume any of such indebtedness); (ii) make offers of employment to any employees of Seller at the Hospital for employment with Seller or any Affiliate of Seller for periods subsequent to Closing, other than those employees who do not accept offers of post-Closing employment from Buyer; (iii) increase compensation payable or to become payable or make a bonus payment to or otherwise enter into one or more bonus agreements with any employee or agent, except in the Ordinary Course of Business in accordance with existing personnel policies; (iv) create, assume or permit to exist any new mortgage, pledge or other lien or encumbrance upon any of the Seller Assets or Seller Real Property, whether now owned or hereafter acquired, except to SAFECARE or any of its Affiliates (provided that such matters shall be released at

Closing); (v) sell, lease, assign or otherwise transfer or dispose of any property, plant or equipment (other than supplies), except in the Ordinary Course of Business with comparable replacement thereof or sell, lease, assign or otherwise transfer or dispose of any portion of the Seller Real Property; (vi) take any action outside the Ordinary Course of Business; (vii) amend or modify the Lease or any Seller Real Property Lease or enter into any new Seller Real Property Lease or cause a termination or surrender thereof, without the prior written consent of Buyer, except for an amendment to the Lease to remove the Retained Land from the Lease; (viii) reduce inventory of the Hospital except in the Ordinary Course of Business; or (ix) change its procedure or methodology of accounting practices from those historically applied. Seller agrees that any sale, lease, assignment, transfer or other disposition of any property, plant or equipment of the Hospital in violation of Section 6.3(v) shall entitle Buyer to an equitable adjustment of the Purchase Price at Closing.

      SECTION 6.4   GOVERNMENTAL APPROVALS.  Between the date of this Agreement
                    ----------------------
and the Closing Date, Seller shall assist and cooperate, at no out-of-pocket cost to Seller, with Buyer and Buyer's representatives and counsel in obtaining all governmental consents, approvals and licenses which Buyer reasonably deems necessary or appropriate and in the preparation of any document or other material which may be required by any governmental agency as a predicate to or result of the transactions contemplated herein.

      SECTION 6.5   FTC NOTIFICATION.  Between the date of this Agreement and
                    ----------------
the Closing Date, Seller shall, if and to the extent required by law, file all reports or other documents required or requested by the Federal Trade Commission ("FTC") or the United States Department of Justice ("Justice Department") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and all regulations promulgated thereunder, concerning the transactions contemplated hereby, and comply promptly with any requests by the FTC or Justice Department for additional information concerning such transactions, so that the waiting period specified in the HSR Act will expire as soon as reasonably possible after the execution and delivery of this Agreement. Seller agrees to furnish to Buyer such information concerning Seller as Buyer needs to perform its obligations under Section 8.1 of this Agreement.

      SECTION 6.6   ADDITIONAL FINANCIAL INFORMATION.  On or before Closing,
                    --------------------------------
Seller will deliver to Buyer an Audited Balance Sheet, Income Statement and Statement of Cash Flows for the fiscal year of the Hospital ended on December 31, 1996, prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the period indicated. Such audited financial statements for 1996 shall be prepared by Ernst & Young. Within thirty
(30) days following the end of each calendar month prior to the Closing Date, Seller will deliver to Buyer true and complete copies of the unaudited balance sheets and the related unaudited statements of income and cash flow of, or relating to, the Hospital for each month then ended, which presentation shall be true, correct and complete in all material respects, shall have been prepared from and in accordance with the books and records of the Hospital and which shall fairly present the financial position, results of operations and cash flow of the Hospital as of the date and for the period indicated, all in accordance with generally accepted accounting principles consistently applied, except as to the absence of footnotes and normal audit adjustments.

      SECTION 6.7   NO-SHOP CLAUSE.  From and after the date of the execution
                    --------------
and delivery of this Agreement by Seller until the earlier of the termination of this Agreement or the Closing Date, Seller will not, without the prior written consent of Buyer: (i) offer for sale or lease the Seller Assets or Seller Real Property (or any material portion thereof) or any ownership interest of any entity owning any of the Seller Assets or Seller Real Property; (ii) solicit offers to buy all or any material portion of the Seller Assets or Seller Real Property or any ownership interest of any entity owning any of the Seller Assets or Seller Real Property; (iii) conduct discussions or negotiations with any party (other than Buyer) looking toward such an offer or solicitation or looking toward a merger or consolidation of any entity owning any of the Seller Assets or Seller Real Property; or (iv) enter into any agreement with any party (other than Buyer) with respect to the sale or other disposition of the Seller Assets or Seller Real Property (or any material portion thereof) or any ownership interest in any entity owning any of the Assets or with respect to any merger, consolidation, or similar transaction involving any entity owning any of the Assets.

      SECTION 6.8   CLOSING CONDITIONS.  Between the date of this Agreement and
                    ------------------
the Closing Date, Seller will use its reasonable efforts to cause the conditions specified in Articles IX and X hereof over which Seller has control to be satisfied as soon as reasonably practicable, but in all events before the Closing Date.

      SECTION 6.9   TAIL INSURANCE.  No later than five (5) days prior to the
                    --------------
Closing Date, Seller shall deliver to Buyer evidence satisfactory to Buyer that Seller maintains professional negligence liability insurance for all periods prior to the Closing Date with minimum limits of liability of $1,000,000 for each occurrence and $10,000,000 in the aggregate.

      SECTION 6.10  INSURANCE RATINGS.  Seller will take all action reasonably
                    -----------------
requested (but at no out-of-pocket cost to Seller) by Buyer to enable Buyer to succeed to the workman's compensation and unemployment insurance ratings, insurance policies, deposits and other interests of the Hospital and other ratings for insurance or other purposes established by Seller for the

Hospital. Buyer shall not be obligated to succeed to any such rating, insurance policy, deposit or other interest, except as it may elect in its sole discretion.

      SECTION 6.11  PAYMENT OF ACCOUNTS PAYABLE.  Seller acknowledges that it is
                    ---------------------------
currently delinquent in the payment of a substantial portion of its trade accounts payable constituting a portion of its current liabilities. Between the date of this Agreement and the Closing Date, Seller has disclosed to Buyer that it intends to attempt to settle with such creditors on a discounted basis. Seller agrees that all of Seller's trade accounts payable shall either be (i) settled by Seller pursuant to written settlement agreements on or prior to Closing (with evidence hereof satisfactory to Buyer delivered to Buyer prior to Closing) or (ii) assigned by Seller to Buyer and included in the computation of Adjusted Working Capital at Closing.

      SECTION 6.12 TENANT ESTOPPEL CERTIFICATES.  Seller shall use reasonable
                   ----------------------------
efforts to obtain a Tenant Estoppel Certificate (herein so called) in substantially the form of Schedule 7.7 hereto from all of the Seller Real Property Tenants under the Seller Real Property Leases. Notwithstanding the foregoing, Buyer's obligation to close the transactions contemplated by this Agreement is subject to the condition that Seller either (i) obtain and deliver to Buyer original executed Tenant Estoppel Certificates dated within thirty (30) days prior to the Closing and executed by all Seller Real Property Tenants under the Seller Real Property Leases or (ii) execute and deliver to Buyer at Closing Tenant Estoppel Certificates on behalf of such tenants (the "Seller Estoppel Certificates"). The certifications made in each of the Seller Estoppel Certificates shall (iii) be to the best of Seller's knowledge and (iv) survive the Closing (unless displaced by delivery to Buyer of a Tenant Estoppel Certificate from the applicable tenant on or before forty-five (45) days after the date of Closing).

                                  ARTICLE VII

                             COVENANTS OF SAFECARE
                             ---------------------

     SAFECARE hereby covenants as follows:

      SECTION 7.1   INFORMATION.  Subject to Section 6.1 hereof, between the
                    -----------
date of this Agreement and the Closing Date, SAFECARE shall afford to the officers and authorized representatives and agents of Buyer during normal business hours on reasonable prior written notice full and complete access to and the right to inspect the Real Property and all records of SAFECARE relating to the Real Property. Without limiting the generality of the foregoing, no later than ten (10) days after the date of this Agreement, SAFECARE shall deliver or cause Seller to deliver to Buyer the following items: (i) true, correct and complete copies of any and all MOB Leases, including, without limitation, all amendments, modifications and extensions thereof; (ii) a current rent roll for the MOB, certified by SAFECARE, as being true and correct in all material respects as of the date of such rent roll; (iii) a current certified inventory of all tangible personal property owned by SAFECARE and located on, related to, or used in connection with the MOB; (iv) true, correct and complete copies of any and all service, maintenance, management or other contracts relating to the ownership and operation of the MOB; (v) true, correct and complete copies of any and all warranties and guaranties relating to the MOB, or any part thereof, or to the personal property owned by SAFECARE and located on, attached to, or used in connection with the MOB; (vi) true, correct and complete copies of all plans and specifications and all licenses and permits with respect to the construction of the improvements and the ownership and operation of the MOB, including, without limitation, the certificate of occupancy, if any, within the possession of SAFECARE; (vii) true, correct and complete copies of all fire, hazard, extended coverage, liability and other insurance policies held by SAFECARE on the MOB or certificates of insurance evidencing such insurance policies; (viii) true, correct and complete copies of all of the most recent real estate and personal property tax statements or tax certificates with respect to the MOB; and (ix) all soil, environmental or engineering studies regarding the MOB which SAFECARE has in its possession, if any.

      SECTION 7.2   SUBDIVISION OF SAFECARE LAND.  Buyer and SAFECARE
                    ----------------------------
acknowledge that as of the date of this Agreement, the SAFECARE Real Property consists of an approximately 13.6-acre tract of land (described in Schedule 1.3A) that is a part of an approximately 36.3-acre tract of land described in
Schedule 7.2 hereof (collectively, the "SAFECARE Land"). Prior to the Closing Date, SAFECARE, at its sole cost and expense, shall use reasonable efforts to cause the SAFECARE Land to be subdivided and replatted (if required) into two
(2) or more separate tracts of land in full compliance with the applicable requirements of the relevant governmental authorities and all applicable statutes, ordinances and restrictions including, without limitation, platting statutes and ordinances. After such subdivision and replatting, the SAFECARE Real Property shall consist of approximately 13.6 acres of land. The other tracts of land that are created after subdividing the SAFECARE Land and that are adjacent to and contiguous with the SAFECARE Real Property is hereinafter referred to as the "Retained Land." Buyer shall have the right to approve the configuration, boundaries, access to streets and other public rights-of-way, and area of each of the SAFECARE Real Property and the Retained Land and shall be provided with such easements and access agreements as are necessary in Buyer's judgment to operate the Hospital and the MOB as a condition to Buyer's obligations to consummate the transactions contemplated by this Agreement.

      SECTION 7.3   AFFIRMATIVE COVENANTS.  From the date hereof until the
                    ---------------------
Closing Date, SAFECARE will use its reasonable good faith efforts to (i) perform all of SAFECARE's obligations under agreements relating to or affecting the SAFECARE Real Property; (ii) take such actions as are necessary to permit SAFECARE (a) to convey good and marketable title to the SAFECARE Real Property in Buyer on the Closing Date and (b) render title to the SAFECARE Real Property free and clear of all liens, security agreements, claims, charges and restrictions and encumbrances of record (except for the SAFECARE Permitted Encumbrances) and to obtain releases, consents, estoppels and other instruments as Buyer may reasonably request; (iii) keep, maintain and repair the MOB in a good and presentable condition and comply with all laws affecting the MOB; and
(iv) advise Buyer promptly of any litigation, arbitration or administrative hearing before any governmental agency concerning or affecting the SAFECARE Real Property which is instituted or threatened after the date hereof.

      SECTION 7.4   NEGATIVE COVENANTS.  From the date hereof until the Closing
                    ------------------
Date, SAFECARE will not, without the prior written consent of Buyer: (i) except to the extent permitted in Section 7.6 hereof, amend or terminate any of the agreements with Seller relating to or affecting the SAFECARE Real Property including, without limitation, the Lease; (ii) create, assume or permit to exist any new mortgage, pledge, lien, claim, charge or restriction or encumbrance upon the SAFECARE Real Property; (iii) sell, assign or otherwise transfer or dispose of any of the SAFECARE Real Property; (iv) enter into any written or oral contract or other agreement in respect of the SAFECARE Real Property that will not be fully performed by SAFECARE on or before the Closing Date; or (v) enter into any new lease or amend, modify or terminate any existing lease or other agreements demising space and providing for use or occupancy of the SAFECARE Real Property except for an amendment to the Lease to remove the Retained Land from the Lease.

      SECTION 7.5   NO-SHOP CLAUSE.  From and after the date of the execution
                    --------------
and delivery of this Agreement by SAFECARE until the earlier of the termination of this Agreement or the Closing Date, SAFECARE will not, without the prior written consent of Buyer: (i) offer for sale the SAFECARE Real Property (or any material portion thereof) or any ownership interest of any entity owning any of the SAFECARE Real Property; (ii) solicit offers to buy all or any material portion of the SAFECARE Real Property or any ownership interest of any entity owning any of the SAFECARE Real Property; (iii) hold discussions with any party (other than Buyer) looking toward such an offer or solicitation or looking toward a merger or consolidation of any entity owning any of the SAFECARE Real Property; or (iv) enter into any agreement with any party (other than Buyer) with respect to the sale or other disposition of the SAFECARE Real Property (or any material portion thereof) or any ownership interest in any entity owning any of the Real Property or with respect to any merger, consolidation, or similar transaction involving any entity owning any of the SAFECARE Real Property.

      SECTION 7.6   EXERCISE OF SAFECARE REMEDIES AS LENDER.  Buyer hereby
                    ---------------------------------------
expressly consents to SAFECARE or any of its Affiliates (a) taking any actions that are necessary or desirable in order to accomplish a sale of the Assets to Buyer on terms consistent with those set forth in this Agreement and (b) filing, issuing, delivering, publishing or otherwise distributing any notices relating to the sale or other disposition of the Assets pursuant to an exercise of any rights or remedies they may have arising out of or relating to a breach of any security documents and/or any other agreements relating to the Assets which occurs or is discovered by SAFECARE after the date hereof provided that (1) such notices are not directed to any particular prospective purchaser(s) (other than parties with potential liens on the Assets); and (2) SAFECARE does not engage in any sale negotiations or discussions with or enter into any agreements to sell all or any material portion of the Assets to, any party other than Buyer in violation of Section 7.5 hereof.

      SECTION 7.7   TENANT ESTOPPEL CERTIFICATES.  SAFECARE shall use reasonable
                    ----------------------------
efforts to obtain Tenant Estoppel Certificates (herein so called) in substantially the form of Schedule 7.7 hereto from all of the MOB Tenants under the MOB Leases. Notwithstanding the foregoing, Buyer's obligation to close the transactions contemplated by this Agreement is subject to the following condition precedent, to be satisfied prior to the date of the Closing. SAFECARE shall have obtained, and delivered to Buyer, original executed Tenant Estoppel Certificates dated within thirty (30) days prior to the Closing and executed by MOB Tenants under the MOB Leases leasing not less than eighty percent (80%) of the rentable square footage of the MOB, including, without limitation, all MOB Tenants under MOB Leases in excess of three thousand (3,000) rentable square feet. SAFECARE shall use reasonable efforts to obtain the Tenant Estoppel Certificates but shall have no obligation to make any payment or to institute any action or proceeding pursuant to the MOB Leases in order to satisfy this condition. If this condition is not satisfied by SAFECARE or waived by Buyer on or prior to the date of Closing, Buyer may terminate this Agreement. If such condition precedent has been satisfied but less than all of the MOB Tenants have executed and delivered Tenant Estoppel Certificates to Buyer, Seller, at the Closing, shall execute and deliver to Buyer Tenant Estoppel Certificates for such tenants (the "Substitute Estoppel Certificates"). The certifications made in each of the Substitute Estoppel Certificates shall (i) be to Seller's knowledge and (ii) survive the Closing (unless displaced by delivery to Buyer of a Tenant Estoppel Certificate from the applicable tenant on or before forty-five (45) days after the date of Closing).

                                  ARTICLE VIII

                               COVENANTS OF BUYER
                               ------------------

     Buyer hereby covenants as follows:

      SECTION 8.1   FTC NOTIFICATION.  Between the date of this Agreement and
                    ----------------
the Closing Date, Buyer shall, at its expense, if and to the extent required by law, file all reports or other documents required or requested from Buyer by the FTC or the Justice Department under the HSR Act, and all regulations promulgated thereunder as promptly as reasonably possible, concerning the transactions contemplated hereby, and comply promptly with any requests by the FTC or Justice Department for additional information concerning such transactions, so that the waiting period specified in the HSR Act will expire as soon as reasonably possible after the execution and delivery of this Agreement. Buyer agrees to furnish to Seller such information concerning Buyer as Seller needs to perform its obligations under Section 6.5 of this Agreement.

      SECTION 8.2   CONFIDENTIALITY.  Except as otherwise required by law,
                    ---------------
Buyer, SAFECARE and Seller agree to keep this Agreement and its contents confidential and not disclose the same to any third party (except attorneys, accountants or other consultants hired by them and except to the applicable governmental agencies in connection with any required notification or application for approval or exemption therefrom and except for key physicians on Hospital's Medical Staff as selected by Buyer without the consent of the other party). With respect to information provided by Seller in connection with and relative to this proposed transaction, Buyer agrees to keep all such information confidential which is not in the pubic domain, exercising the same care in handling, such information as it would exercise with similar information of its own and, if requested, to return to Seller (or, in the alternative, destroy) any such written information in the event negotiations are not pursued.

     Except as required by law, any release to the public of information with respect to the matters set forth herein will be made only in the form and manner approved by the parties and their respective counsel. For the purposes hereof, "Confidential Information" shall mean all information of any kind concerning Seller, obtained directly or indirectly from Seller, in connection with the transactions contemplated by this Agreement except information (i) ascertainable or obtained from public or published information, (ii) received from a third party not known by Buyer to be under an obligation to Seller to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Agreement), or (iv) which was in the Buyer's possession prior to disclosure thereof to Buyer in connection with the Letter of Intent (hereinafter defined) or this Agreement.

      SECTION 8.3   REGULATORY APPROVALS.  Between the date of this Agreement
                    --------------------
and the Closing Date, Buyer (i) will use its best efforts to obtain, as promptly as practicable, all approvals, authorizations and clearances of governmental and regulatory authorities required to consummate the transactions contemplated hereby; (ii) will provide such other information and communications to governmental and regulatory authorities as such authorities may reasonably request; and (iii) will cooperate with Seller in obtaining, as soon as practicable, all approvals, authorizations and clearances of governmental and regulatory authorities required of Seller to consummate the transactions contemplated hereby.

      SECTION 8.4   CLOSING CONDITIONS.  Between the date of this Agreement and
                    ------------------
the Closing Date, Buyer will use its best efforts to cause the conditions specified in Articles IX and X hereof over which Buyer has control to be satisfied as soon as reasonably practicable, but in all events before the Closing Date.

      SECTION 8.5   NON-SOLICITATION.  If this Agreement is terminated, from the
                    ----------------
date of this Agreement until the date which is one (1) year after the written termination of this Agreement hereunder, neither Buyer, nor any subsidiary or partnership or other entity controlled by Buyer or any of its Affiliates, will knowingly solicit the employment of or a contractual relationship with any employee of the Hospital (collectively, "Hospital Employees") for the provision of services in the Little Rock, Arkansas area at any location other than the Hospital. Nothing herein shall impose liability on Buyer, however, for any general advertisements not specifically directed to Hospital Employees nor for any isolated or inadvertent solicitation made by representatives of Buyer who are unaware of this requirement. The hiring of any person who shall have independently contacted Buyer, or any subsidiary or partnership or other entity controlled by Buyer or any of its Affiliates, shall not be deemed to have been the result of solicitation by Buyer or any subsidiary or partnership or other entity controlled by Buyer or any of its Affiliates.


                                   ARTICLE IX


                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
                  --------------------------------------------

     The obligations of Buyer hereunder are, at the option of Buyer, subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by Buyer; provided, however, that Buyer shall not waive the provisions of Section 6.11 hereof without the written consent of Seller and SAFECARE.

      SECTION 9.1   REPRESENTATIONS AND WARRANTIES.  The representations and
                    ------------------------------
warranties of Seller and SAFECARE contained in this Agreement shall be true when made and on and as of the Closing Date as though such representations and warranties had been made on and as of such Closing Date; and each and all of the terms, covenants and conditions of this Agreement to be complied with or performed by Seller or SAFECARE on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed.

      SECTION 9.2   OPINIONS OF COUNSEL.  Buyer shall have received an opinion
                    -------------------
from counsel to Seller in respect of Seller and the Seller Assets and from counsel to SAFECARE in respect of SAFECARE and the SAFECARE Real Property dated as of the Closing Date and addressed to Buyer, each in substantially the form set forth in Schedules 9.2A and B, respectively.

      SECTION 9.3   PRE-CLOSING CONFIRMATIONS.  Buyer shall have obtained
                    -------------------------
documentation or other evidence reasonably satisfactory to Buyer that Buyer has:
(i) received approval from all governmental agencies whose approval is required to complete the transactions herein contemplated, including, without limitation, any planning approvals; (ii) received written confirmation from the appropriate persons of the State of Arkansas as to hospital licensure and certificate of need matters and written confirmation from all other applicable licensure agencies that upon Closing all licenses required by law to operate the Hospital as currently operated will be transferred to, or issued or reissued in the name of Buyer; (iii) obtained reasonable assurances that Medicare and Medicaid certification of the Hospital for its operation by Buyer will be effective as of Closing and that Buyer may participate in and receive reimbursement from such programs effective as of Closing; and (iv) obtained such other consents and approvals as may be legally or contractually required for Buyer's consummation of the transactions described herein.

      SECTION 9.4   ACTION/PROCEEDING.  No action or proceeding before a court
                    -----------------
or any other governmental agency or body shall have been instituted or threatened which is reasonably expected to result in the restraint or prohibition of the transactions herein contemplated, and no governmental agency or body shall have taken any other action or made any request of Seller, SAFECARE or Buyer as a result of which Buyer reasonably and in good faith concludes that such action or request would materially adversely affect the value of the Assets in Buyer's hands or the operation of the Hospital by Buyer.

      SECTION 9.5   ADVERSE CHANGE.  No material adverse change in the results
                    --------------
of operations, financial condition or businesses of Seller in respect of the Hospital and SAFECARE in respect of the MOB shall have occurred, and there shall not have been any material loss or damage to the Assets, whether or not covered by insurance or any condemnation or taking of any of the Assets.

      SECTION 9.6   EXTRAORDINARY LIABILITIES/OBLIGATIONS.  Neither Seller nor
                    -------------------------------------
SAFECARE shall have incurred any liability or obligation outside the Ordinary Course of Business since the date hereof which affects the Assets. Neither SAFECARE nor Seller shall (i) be in receivership or dissolution; (ii) have made any assignment for the benefit of creditors; (iii) have been adjudicated a bankrupt; or (iv) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against either of them which shall not be dismissed within ninety (90) days thereafter.

      SECTION 9.7   VESTING/RECORDATION.  Seller and SAFECARE shall have
                    -------------------
furnished to Buyer, in form and substance satisfactory to Buyer and approved by Buyer's counsel, deeds, bills of sale, assignments or other instruments of transfer and consents and waivers by others, necessary or appropriate to transfer to and effectively vest in Buyer all of Seller's and SAFECARE's respective rights, titles and interests in and to the Assets, in proper statutory form for recording if such recording is necessary or appropriate.

      SECTION 9.8   TITLE AND SURVEY MATTERS.
                    ------------------------

          (a) Title Commitment.  Prior to the Closing Date, Buyer shall have
              ----------------
     received a current title commitment (the "Title Commitment") issued by a title insurance company acceptable to Buyer and Seller (the "Title Company"), together with legible copies of all exceptions to title referenced therein. The Title Commitment shall set forth the state of title to the Real Property, together with all exceptions or conditions to such title, including, without limitation, all easements, restrictions, rights-of-way, covenants, reservations, and all other encumbrances affecting the Real Property which would appear in an owner's title policy, if issued. The Title Commitment shall contain the express commitment of the Title Company to issue an owner's title policy (the "Title Policy") to Buyer on ALTA Form 1970B, with 1984 revisions, in an amount equal to the portion of the Purchase Price allocated to the Real Property, insuring good and marketable title to the Real Property (subject only to the Permitted Encumbrances), with the standard printed exceptions endorsed or deleted in accordance with Section 9.9 hereof.

          (b) Survey.  Prior to the Closing Date, Buyer shall have received a
              ------
     survey(s) of the SAFECARE Real Property (whether one or more, the "Survey"). The Survey shall (i) be currently dated (which may include a current re-certification of a previously prepared survey plat); (ii) show the location on the SAFECARE Real Property of all buildings, structures and other improvements, fences, evidences of abandoned fences, lakes, ponds, creeks, streams, rivers, easements, roads, and rights-of-way; (iii) identify all easements and rights-of-way by reference to the recording information applicable to the documents creating such easements or rights-of-way; (iv) show any encroachments onto the SAFECARE Real Property from any adjacent property, any encroachments from the SAFECARE Real Property onto adjacent property, and any encroachments into any easement or restricted area within the SAFECARE Real Property; (v) locate all buildings, structures and other improvements (such as buildings, power lines, fences, and the like); (vi) locate all dedicated public streets or other roadways providing access to the SAFECARE Real Property, including all curb cuts and all alleys; (vii) locate all set-back lines and similar restrictions covering the SAFECARE Real Property or any part thereof and any violations of such restrictions; and (viii) show thereon a legal description of the boundaries of the SAFECARE Real Property by metes and bounds or other appropriate legal description. The Survey shall otherwise be in accordance with minimum technical standards established by the State of Arkansas for land surveyors. The Survey shall contain the surveyor's certification to Buyer, SAFECARE, and the Title Company that (i) the Survey was made on the ground; (ii) except as shown thereon, there are no visible or recorded easements, discrepancies, conflicts, encroachments, or overlapping of improvements except as shown on the Survey; (iii) the Survey correctly shows all visible or recorded easements or rights of way across the SAFECARE Real Property or any other easements or rights of way of which the surveyor has been advised, including, without limitation, those matters affecting title reflected in the Title Commitment; (iv) the Survey correctly shows the location of all buildings, structures, and other improvements situated on the SAFECARE Real Property;
     (v) except as shown thereon, all streets abutting the SAFECARE Real Property and all means of ingress to and egress from the SAFECARE Real Property have been completed, dedicated, and accepted for public maintenance by the City of Little Rock, Arkansas; (vi) except as shown thereon, the SAFECARE Real Property is not located within the 100 year flood plain or other flood hazard area; (vii) the Survey is a true, correct, and accurate representation of the SAFECARE Real Property; and
     (viii) such other matters as may be required by the Title Company to allow it to issue the Title Policy. All costs of preparing, revising and updating the Survey shall be paid by Seller.

      SECTION 9.9   TITLE POLICY.  At the Closing, Buyer shall have received,
                    ------------
the Title Policy, together with such endorsements thereto required by Buyer.
The Title Policy shall be issued on ALTA Form 1970-B (with 1984 revisions) in an amount equal to the portion of the Purchase Price allocated to the Real Property and shall insure to Buyer good and marketable title in and to the Real Property. The Title Policy may contain the Seller Permitted Encumbrances and SAFECARE Permitted Encumbrances on the Seller Real Property and the SAFECARE Real Property, respectively, but shall contain no additional exceptions to title to the Real Property other than the standard exceptions contained in an ALTA Form 1970-B (with 1984 revisions) owners' policy, with the standard exception as to taxes limited to taxes for the current and subsequent years "not yet due and payable", with the standard exception for parties in possession limited to "tenants in possession, as tenants only, under recorded or unrecorded leases," with the standard exception as to unrecorded easements, visible and apparent easements, or other matters would be disclosed by an inspection of the Real Property deleted, with the standard exception as to mechanics', materialmen's, or similar liens or other matters relating to the completion of construction and payment of bills with respect thereto deleted, with the standard exception as to areas, boundaries, discrepancies, encroachments, and other matters which would be disclosed by a survey of the Real Property deleted, and with such additional deletions or modifications to the standard policy form or endorsements thereto as Buyer may require in connection with its review of the Title Commitment and Survey and as may be permitted by state law and the Title Company.

      SECTION 9.10 PERSONAL PROPERTY TAXES.  Seller shall have paid or at
                   -----------------------
Closing will pay all personal property taxes and assessments due and payable on the Assets for all calendar years prior to Closing. Any such property taxes for the calendar year in which Closing occurs shall be prorated to the Closing Date. If the Assets have not been rendered for taxation for 1997, Buyer and Seller shall prorate such property taxes on the Assets based upon the 1996 tax amounts. All such prorations of personal property taxes and assessments shall be final and unadjustable.

      SECTION 9.11  RECENT AGREEMENTS AND COMMITMENTS.  Seller shall have
                    ---------------------------------
delivered to Buyer an accurate list and substantially complete description (Schedule 9.11), as of the Closing Date, showing all contracts and commitments relating to the Assets entered into by Seller since the date of this Agreement, which agreements Buyer may assume at its option.

      SECTION 9.12  WAGES AND SALARIES.  Seller shall have paid or made
                    ------------------
arrangements satisfactory to Buyer for the payment [which may be satisfied to the extent of their assumption by Buyer pursuant to Section 1.5(iv)] of all wages, salaries, vacation pay, sick leave and holiday pay and associated taxes, accrued with respect to all of Seller's employees in respect of the Hospital as of Closing.

      SECTION 9.13  ENVIRONMENTAL REPORT.  An environmental engineering firm
                    --------------------
selected by Buyer shall have delivered a Phase I Environmental Site Assessment to Buyer with respect to the Assets, including the Hospital and the Real Property which in part comprise the Assets, and the scope, findings and conclusions of such report shall have been reasonably satisfactory to Buyer. All costs and expenses of obtaining this report shall be borne by Buyer.

      SECTION 9.14  ASBESTOS REPORT.  An environmental engineering firm selected
                    ---------------
by Buyer shall have delivered a report to Buyer with respect to any existence of asbestos in any part or portion of the Assets, and the scope, findings and conclusions of such report shall have been reasonably satisfactory to Buyer.
All costs and expenses of obtaining this report shall be borne by Buyer.

      SECTION 9.15  SELLER COVENANT NOT TO COMPETE.  Seller shall have executed
                    ------------------------------
and delivered to Buyer a Covenant Not to Compete Agreement in form, substance and on terms and conditions satisfactory to Buyer and Seller generally providing that for a period of time commencing on the Closing Date and expiring on the third (3/rd/) anniversary of the Closing Date, Seller will not, directly or indirectly, through any Affiliates or otherwise in any capacity, own, manage, operate, control, participate in the management or control of, be employed by, consult with, maintain or continue any interest whatsoever in any healthcare facility (which shall include, without limitation, general acute care hospitals, specialty hospitals, comprehensive rehabilitation facilities, rehabilitation agencies, diagnostic imaging centers, inpatient or outpatient psychiatric or substance abuse facilities, ambulatory or other types of surgery centers and home health agencies) that is located within thirty (30) miles of the Hospital.

      SECTION 9.16  RETAINED LAND.  Buyer and SAFECARE shall have entered into
                    -------------
an agreement mutually agreeable to Buyer and SAFECARE setting forth covenants and restrictions and a right of first refusal in favor of Buyer with respect to the Retained Land.

      SECTION 9.17  GUARANTY; LETTER OF CREDIT.  SAFECARE shall have delivered
                    --------------------------
to Buyer a non-recourse limited guaranty (the "Guaranty") in form and substance satisfactory to SAFECARE and Buyer, guaranteeing Seller's continuing obligations, covenants, agreements and liabilities (including, without limitation, indemnification obligations under Article XIII hereof but excluding any indemnification obligations relating to representations and warranties and covenants made by Seller with respect to the Seller Real Property known as the "Port Land") under this Agreement; provided, however, the Guaranty shall provide
                                   --------
that such foregoing obligations shall be guaranteed only to the extent they remain unpaid by SAFECARE or Seller after demand has been made by Buyer for payment thereof within the two (2) year period commencing on the Closing Date and expiring on the second (2/nd/) anniversary of the Closing Date. To secure payment and performance of the guaranteed obligations under the Guaranty, SAFECARE shall cause an irrevocable, unconditional letter of credit (the "Letter of Credit") in an amount equal to One Million Seven Hundred Thousand Dollars ($1,700,000) and in form and substance satisfactory to Buyer from a financial institution reasonably acceptable to Buyer to be issued to and naming Buyer as the beneficiary. As provided in the Guarantee, SAFECARE shall be obligated to renew the Letter of Credit from time to time until all of the obligations guaranteed under the Guaranty shall have been paid and performed in full and until such time as there are no further guaranteed obligations under the Guaranty.

      SECTION 9.18  CONDITION OF INVENTORY.  Buyer shall be reasonably satisfied
                    ----------------------
that all the inventory and supplies constituting any part of the Assets are as of the Closing Date substantially of a quality and quantity usable and salable in the Ordinary Course of Business of the Hospital.

      SECTION 9.19  CONDITION OF REAL PROPERTY AND ASSETS.  Buyer shall be
                    -------------------------------------
reasonably satisfied with its inspection, survey, audit and review of the Assets and the Real Property pursuant to its rights under Sections 6.1 and 7.1 hereof and the condition of the Real Property, the Assets and of the books and records of the Hospital shall be acceptable in all respects to Buyer in its sole discretion.

      SECTION 9.20  ZONING.
                    ------

          (a) The Hospital, the Real Property and the current operation thereof shall be in compliance with all applicable zoning ordinances. Buyer shall have received ALTA Form 3.1 zoning endorsements to the Title Policy at Closing with regard to the Hospital and the Real Property.

          (b) The consummation of the transactions contemplated under this Agreement will not result in a violation of any applicable zoning ordinance or the termination of any applicable zoning variance now existing.

          (c) If any zoning variances exist with respect to the Hospital and the Real Property, Buyer shall have received reasonable assurances from the City of Little Rock, Arkansas that if the improvements on such property are damaged or destroyed subsequent to Closing, Buyer may repair or replace the same to the condition existing immediately prior to Closing.

                                   ARTICLE X

           CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND SAFECARE
           ----------------------------------------------------------

     The obligations of Seller and SAFECARE hereunder are, at the option of Seller and SAFECARE, subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by Seller and
SAFECARE:

      SECTION 10.1  REPRESENTATIONS AND WARRANTIES.  The representations and
                    ------------------------------
warranties of Buyer contained in this Agreement shall be true when made and as of the Closing Date as though such representations and warranties had been made on and as of such Closing Date; and each and all of the terms, covenants and conditions of this Agreement to be complied with or performed by Buyer on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed.

      SECTION 10.2  OPINION OF BUYER'S COUNSEL.  Seller and SAFECARE shall have
                    --------------------------
received an opinion of counsel to Buyer dated as of the Closing Date and addressed to Seller and SAFECARE, in form and substance satisfactory to Seller and SAFECARE, to the effect that: (i) Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Arkansas;
(ii) Buyer has full corporate power and authority to make, execute, deliver and perform this Agreement, and all corporate proceedings required to be taken by Buyer to authorize the execution and performance of this Agreement and the closing documents of Buyer pursuant hereto, and to purchase and receive the Assets as herein contemplated, have all been duly and properly taken; (iii) this Agreement and the other instruments delivered hereunder by Buyer constitute the valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms, except as enforceability against Buyer may be limited, restricted or delayed by applicable bankruptcy or other laws affecting creditor's rights and debtor's relief generally and except as enforceability may be subject to general principles of equity; and (iv) to the best of such counsel's knowledge, Buyer is not in default under, and the consummation of the transactions described herein will not violate or result in a breach or default under, any law or regulation, or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Such opinion shall include any other matters incident to the matters herein contemplated as Seller or SAFECARE or Seller's counsel or SAFECARE's counsel may reasonably request. In rendering such opinion, such counsel may rely upon certificates of governmental officials and may place reasonable reliance upon certificates of officers of Buyer.

      SECTION 10.3  ACTION/PROCEEDING.  No action or proceeding before a court
                    -----------------
or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated, and no governmental agency or body shall have taken any other action or made any request of Seller, SAFECARE or Buyer as a result of which either Seller or SAFECARE reasonably and in good faith deems it inadvisable to proceed with the transactions hereunder.

      SECTION 10.4  APPROVALS.  The parties shall have obtained all governmental
                    ---------
and other third party approvals necessary for the transactions contemplated by this Agreement, including, without limitation, all governmental approvals necessary for the subdivision of the Real Property from the Retained Land.

                                   ARTICLE XI

                           TRANSITIONAL ARRANGEMENTS
                           -------------------------

      SECTION 11.1  EMPLOYEE MATTERS.  Buyer shall, as of the Closing Date,
                    ----------------
undertake the following commitment in connection with the operation of the Hospital. Schedule 11.1 sets forth a list of all employees of the Hospital and their job descriptions. Subject to the terms of this Section, Buyer agrees to employ immediately after Closing substantially all the employees of the Hospital as of the Closing Date and to submit to Seller at least three (3) business days prior to Closing a list of the Hospital's employees that Buyer shall not employ following Closing; provided, however, as of the Closing Date, Buyer shall employ such number of the employees of the Hospital and shall retain for a period of ninety (90) days following the Closing Date such number of Seller's employees at the Hospital as shall be necessary to avoid any potential liability by Seller for a violation of the Workers Adjustment Retraining and Notification Act (the "Warn Act") (or any similar law of the State of Arkansas) attendant to Seller's failure to notify such employees of a "mass layoff" or "plant closing" as defined in the Warn Act (or any similar law of the State of Arkansas). For purposes of determining Buyer's compliance with the foregoing provision, employees terminated by Seller during the period of ninety (90) days immediately prior to the Closing Date, all of whom are listed in Schedule 11.1, shall not be taken into consideration and Buyer's indemnification shall not extend to any Warn Act violations resulting from the aggregation of pre-Closing and Closing Date terminations of employment by Seller. Buyer agrees to indemnify and hold Seller harmless from and against any liability asserted against Seller under the Warn Act as a result of Buyer's failure to comply with the provisions of the Warn Act as of or after the Closing Date or Buyer's failure to comply with the provisions of this Section 11.1. Nothing herein contained shall be deemed either to affect or to limit in any way the management prerogatives of Buyer with respect to employees, or to create or to grant to such employees any third party beneficiary rights or claims or causes of action of any kind or nature.

      SECTION 11.2  SELLER'S SPECIAL COVENANTS.
                    --------------------------

          (a) Special Covenants.  Seller shall not during the period commencing
              -----------------
     on the Closing Date and terminating one (1) year thereafter: (i) except as otherwise required by law, disclose any non-public proprietary information relating to the Hospital, Buyer, or any principal or related entity of Buyer to any health care provider which is in competition with or may reasonably be expected to be in competition with the Hospital; provided, however, that historical financial information of Seller and the Hospital will not be deemed to constitute "proprietary information" hereunder; (ii) directly or indirectly (either as principal, agent or consultant, or through any corporation, firm or organization in which any controlling person of Seller is an officer, director, employee, substantial shareholder, partner, member or with which such person is otherwise affiliated) ("Directly or Indirectly") induce or attempt to influence any employee of the Hospital to terminate his employment with Buyer or any of its Affiliates, provided that Seller's carrying over of employee benefits to another hospital or advertising of available positions will not be deemed to constitute an "inducement" hereunder, or hire any employee who now or at such later date shall be an employee of the Buyer or the Hospital, unless Buyer receives upon request a certificate from the President of Seller stating that after investigation it was determined that the hired employee was not induced to leave such employment; or (iii) directly or indirectly induce or attempt to influence any physician having staff privileges at the Hospital (except for hospital-based physicians) to terminate such privileges or hire to serve as a physician with another hospital facility any physician who now has or at such later date shall have staff privileges at the Hospital.

          (b) Injunction; Duration and Scope Limitation.  In the event of an
              -----------------------------------------
     actual or threatened breach by Seller of any provision of Section 11.2(a), Buyer shall be entitled to an injunction restraining Seller from the prohibited conduct, without the necessity of posting a bond, cash or otherwise. Notwithstanding any other provision of this Agreement, if a court of competent jurisdiction should hold that the duration or scope (geographic or otherwise) of the covenants contained in Section 11.2(a) are unreasonable, then, to the extent permitted by law, the court may prescribe a duration and/or scope (geographic or otherwise) that is reasonable and judicially enforceable. The parties agree to accept such determination, subject to their rights of appeal, which the parties hereto agree shall be substituted in place of any and every offensive part of Section 11.2(a), and as so modified Section 11.2(a) shall be as fully enforceable as if set forth herein by the parties in the modified form. Nothing herein stated shall be construed as prohibiting Buyer or any third party from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from any breaching party.

          (c) Separate Claims.  The existence of any claim or cause of action by
              ---------------
     Seller against Buyer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of the restrictive covenants contained in Section 11.2(a), but shall be litigated separately.


                                  ARTICLE XII

                             ADDITIONAL AGREEMENTS
                             ---------------------

      SECTION 12.1  ALLOCATION OF PURCHASE PRICE.  The allocation of the
                    ----------------------------
Purchase Price among the various classes of Assets shall be as agreed by the parties hereto, in accordance with and as provided by Section 1060 of the Internal Revenue Code of 1986, as amended. On or before ten (10) days prior to Closing, Seller shall provide SAFECARE and Buyer with a preliminary allocation of the Purchase Price prepared by Valuation Counselors, Inc. for SAFECARE's and Buyer's review and approval. The parties agree that any tax returns or other tax information they may file or cause to be filed with any governmental agency shall be prepared and filed consistently with such agreed upon allocation. In this regard, the parties agree that, to the extent required, they will each properly prepare and timely file Form 8594 in accordance with Section 1060 of the Code.

      SECTION 12.2  TERMINATION PRIOR TO CLOSING.  Notwithstanding anything
                    ----------------------------
herein to the contrary, this Agreement may be terminated at any time: (i) on or prior to the Closing Date by mutual consent of Buyer, SAFECARE and Seller; (ii) on or prior to the Closing Date by Buyer, if there has been a material and adverse change in the financial condition or prospects for future results of operations of the Hospital since the date hereof; (iii) by Buyer if on the Closing Date any of the conditions specified in Article IX of this Agreement have not been satisfied and shall not have been waived by Buyer; (iv) by Seller or SAFECARE if on the Closing Date any of the conditions specified in Article X of this Agreement have not been satisfied and shall not have been waived by Seller or SAFECARE; and (v) by Buyer, SAFECARE or Seller if the Closing shall not have taken place on or before 11:59 p.m. (Little Rock, Arkansas time) on November 30, 1997 (which date may be extended by mutual agreement of Buyer and Seller), unless the party desiring to terminate as above provided is in default hereunder.

      SECTION 12.3  POST-CLOSING ACCESS TO INFORMATION.  Seller and Buyer
                    ----------------------------------
acknowledge that subsequent to Closing each party may need access to information or documents in the control or possession of the other party for the purposes of concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations, and the prosecution or defense of third party claims. Accordingly, Seller and Buyer agree that for a period of five (5) years after Closing each will make reasonably available to the other's agents, independent auditors and/or governmental agencies upon written request and at the expense of the requesting party such documents and information as may be available relating to the Assets for periods prior and subsequent to Closing to the extent necessary to facilitate concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations and the prosecution or defense of claims.

      SECTION 12.4  PRESERVATION AND ACCESS TO RECORDS AFTER THE CLOSING.  After
                    ----------------------------------------------------
the Closing, Buyer shall, in the ordinary course of business and as required by law, keep and preserve all medical records and other records of the Hospital existing as of the Closing and which constitute a part of the Assets delivered to Buyer at Closing. Buyer acknowledges that as a result of entering into this Agreement and operating the Hospital it will gain access to patient and other information which is subject to rules and regulations concerning confidentiality. Buyer agrees to abide by any such rules and regulations relating to the confidential information it acquires. Buyer agrees to maintain the patient records delivered to Buyer at Closing at the Hospital after Closing in accordance with applicable law (including, if applicable, Section 1861(v)(i)(l) of the Social Security Act (42 U.S.C. (S)1395(v)(1)(l)), and requirements of relevant insurance carriers, all in a manner consistent with the maintenance of patient records generated at the Hospital after Closing. Upon reasonable notice, during normal business hours, at the sole cost and expense of Seller and upon Buyer's receipt of appropriate consents and authorizations, Buyer will afford to the representatives of Seller, including its counsel and accountants, full and complete access to, and copies of, the records transferred to Buyer at the Closing (including, without limitation, access to patient records in respect of patients treated by Seller at the Hospital). Upon reasonable notice, during normal business hours and at the sole cost and expense of Seller or SAFECARE, Buyer shall also make its officers and employees available to Seller or SAFECARE at reasonable times and places after the Closing. In addition, Seller shall be entitled, at Seller's sole risk, to remove from the Hospital any such patient records, but only for purposes of pending litigation involving a patient to whom such records refer, as certified in writing prior to removal by counsel retained by Seller in connection with such litigation and only upon Buyer's receipt of appropriate consents and authorizations. Any patient record so removed from the Hospital shall be promptly returned to Buyer following its use by Seller. Any access to the Hospital, its records or Buyer's personnel granted to Seller in this Agreement shall be upon the condition that any such access not materially interfere with the business operations of Buyer.

      SECTION 12.5  REPRODUCTION OF DOCUMENTS.  This Agreement and all documents
                    -------------------------
relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed; (ii) the documents delivered at the Closing; and (iii) financial statements, certificates and other information previously or hereafter furnished to Seller, SAFECARE or Buyer, may, subject to the provisions of Section 12.9 hereof, be reproduced by Seller, SAFECARE and Buyer by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and Seller, SAFECARE and Buyer may destroy any original documents so reproduced. Seller, SAFECARE and Buyer agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial, arbitral or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Seller, SAFECARE or Buyer in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

      SECTION 12.6  COOPERATION ON TAX MATTERS.  Following the Closing, the
                    --------------------------
parties shall cooperate reasonably with each other and shall make available to the other, as reasonably requested and at the expense of the requesting party, and to any taxing authority, all information, records or documents relating to tax liabilities or potential tax liabilities of Seller for all periods on or prior to the Closing and any information which may be relevant to determining the amount payable under this Agreement, and shall preserve all such information, records and documents (to the extent a part of the Assets delivered to Buyer at Closing) at least until the expiration of any applicable statute of limitations or extensions thereof.

      SECTION 12.7  TIME OF ESSENCE.  Time is of the essence in the performance
                    ---------------
of this Agreement.

      SECTION 12.8  TERMINATING COST REPORTS.  Seller, at its expense, shall
                    ------------------------
prepare and timely file all terminating and other cost reports required or permitted by law to be filed under the Medicare and Medicaid and other third party payor programs with respect to the operations of the Hospital for any and all periods ending on or prior to the Closing Date and/or as a result of the consummation of the transactions contemplated herein. Seller shall retain all rights to any amounts receivable from Medicare, Medicaid or such other third party payor programs to the extent any of such constitute Excluded Assets and shall remain obligated for all amounts due Medicare, Medicaid and such other third party payors with respect to such reports, and Buyer and Seller hereby acknowledge and agree that except as provided in this Section 12.8 Buyer is not being assigned or otherwise receiving and is not hereby assuming any of such amounts receivable or due. In the event Buyer shall receive written notice of any pending or threatened claim, assessment, notice or proposal to assess or audit Seller with respect to any cost report for any period ending on or prior to the Closing Date or as a result of the consummation of the transactions contemplated herein, Buyer shall give Seller and SAFECARE prompt written notice thereof. Buyer agrees that Seller and SAFECARE shall thereafter have the right to contest, appeal and/or settle any such claim, assessment or related proceeding (and Buyer shall, at SAFECARE's or Seller's request, reasonably cooperate to permit SAFECARE and/or Seller to do so); provided that in the event any such claim, assessment or related proceeding is not a claim subject to indemnification pursuant to Article XIII (an "Indemnified Claim"), such claim, assessment or related proceeding relates solely to Seller and creates no obligation or liability on Buyer and has no financial impact whatsoever on Buyer. In the event any such claim, assessment or related proceeding that is not an Indemnified Claim creates any obligations or liabilities on Buyer or has any financial impact whatsoever on Buyer, Buyer shall have the exclusive right to contest, appeal and/or settle any such claim, assessment or related proceeding without the consent of SAFECARE or Seller. Buyer shall promptly remit to Seller any recoveries or other amounts received by Buyer in respect to the Excluded Assets described in Section 1.4(vi). Seller shall use the allocated Purchase Price determined in accordance with Section 12.1 hereof as being the fair value of the Assets for purposes of Medicare and Medicaid cost reporting hereunder.

      SECTION 12.9  RE-OPENING OF SELLER'S PRIOR COST REPORTS.  Seller hereby
                    -----------------------------------------
grants to Buyer the right to reopen or amend cost reports for periods commencing on January 1, 1990 and ending on or prior to Closing that previously have been prepared and filed by the Seller. The right to reopen a cost report commences after the NPR has been issued and the one hundred eighty (180) day time period for the timely filing of an appeal has expired. The right being assigned includes all reimbursement issues (other than those set forth on Schedule 1.4 hereof) that have not been appealed by Seller within the one hundred eighty
(180) day time frame. In addition, for cost reports that have been filed or will be filled and an NPR has not been issued, Seller is assigning the right to amend such cost reports for all issues not included or properly claimed in such filed cost reports. Buyer will be entitled to receive seventy percent (70%) and Seller shall be entitled to receive thirty percent (30%) of any benefits derived from the specific reimbursement issues resulting from such reopenings or amendments related to cost reporting periods ending on or prior to Closing and Buyer shall indemnify, defend and hold Seller harmless from and against any liability for such specific issues resulting directly from such actions. Buyer shall have the right to prosecute appeals related to such specific reimbursement issues resulting from such reopenings and amendments and shall bear the expenses of such appeal activities. Seller shall cooperate with Buyer in any such actions to the extent required for the prosecution of any such claim for reimbursement including appeals.

      SECTION 12.10  HOSPITAL BOARD OF TRUSTEES.  Within thirty (30) days after
                     --------------------------
the Closing Date, Buyer shall appoint an advisory board of trustees for the Hospital to be comprised of the Hospital's Chief Executive Officer, physicians on the Hospital's medical staff and community representatives in accordance with standard Health Management Associates ("HMA") policies and procedures. The advisory board of trustees shall be responsible for the maintenance of practices and procedures to meet or satisfy requirements of the JCAHO and similar accreditation requirements relating to medical staff credentialing and quality assurance of the Hospital in accordance with HMA's model board of trustee bylaws.

                                  ARTICLE XIII

                                INDEMNIFICATION
                                ---------------

      SECTION 13.1  INDEMNIFICATION BY SELLER.  Seller shall defend and
                    -------------------------
indemnify Buyer and hold Buyer wholly harmless from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs and costs of appeal) and expenses (including, without limitation, reasonable attorney's fees) that Buyer incurs as a result of (i) any claims made against Buyer by third parties based upon the operation of the Hospital prior to the Closing Date (including, without limitation, the generality of the foregoing, any claims, penalties and sanctions for overpayments under any Medicaid, Medicare or third party provider contracts for periods prior to Closing), (ii) any and all debts, obligations or liabilities of Seller that are retained under
Section 1.5 and those that are not specifically assumed by Buyer pursuant to the terms of this Agreement as Assumed Liabilities under Section 1.4 hereof, (iii) any misrepresentation or breach of warranty by Seller under this Agreement including, without limitation, in any Seller Estoppel Certificates or Substitute Estoppel Certificates; and (iv) any claims or other actions of any kind or nature arising out of or in connection with any employee pension benefit plans and employee health or welfare benefit plans including, without limitation, any ERISA plans of the Hospital.


      SECTION 13.2  INDEMNIFICATION BY BUYER.  Buyer shall defend and indemnify
                    ------------------------
Seller and SAFECARE and hold Seller and SAFECARE wholly harmless from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs and costs of appeal) and expenses (including, without limitation, reasonable attorney's fees) that Seller or SAFECARE, as applicable, incurs as a result of (i) any claims made against Seller or SAFECARE, as applicable, by third parties based upon the operation of the Hospital after the Closing Date, (ii) any and all debts, obligations or liabilities of Seller or SAFECARE, as applicable, that are assumed by Buyer pursuant to the terms of this Agreement as Assumed Liabilities under Section 1.4 hereof, and (iii) any misrepresentation or breach of warranty by Buyer under this Agreement.


      SECTION 13.3  INDEMNIFICATION BY SAFECARE.  SAFECARE shall defend and
                    ---------------------------
indemnify Buyer and hold Buyer wholly harmless from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs and costs of appeal) and expenses (including, without limitation, reasonable attorneys' fees) that Buyer incurs as a result of any misrepresentation or breach of warranty by SAFECARE under this Agreement.

      SECTION 13.4  NOTICE AND CONTROL OF LITIGATION.  If any claim or liability
                    --------------------------------
is asserted orally or in writing against a party entitled to indemnification under this Article XIII (the "Indemnified Party") or if the Indemnified Party has knowledge of any claim or liability, which in any case would give rise to a claim under this Article XIII, the Indemnified Party shall notify the person giving the indemnity ("Indemnifying Party") in writing of the same within ten
(10) business days of receipt of such assertion of a claim or liability or acquisition of such knowledge; provided, however, that the Indemnifying Party
                               --------  -------
shall not have any liability under Section 13.1, 13.2 or 13.3 for any claims until such claims, in the aggregate, total at least Fifty Thousand Dollars ($50,000) and then only for the amount in excess thereof. Thereafter, the Indemnifying Party shall be responsible for all such claims, excluding the initial Fifty Thousand Dollars ($50,000) in claims. The obligations of the Indemnifying Party to the Indemnified Party shall be reduced by any insurance proceeds available to the Indemnified Party. The Indemnifying Party shall have the right to defend a claim and control the defense, settlement and prosecution of any litigation. If the Indemnifying Party, within fifteen (15) business days after notice of such claim, fails to undertake the defense of any such claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right, subject to the provisions hereof, to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party. Anything in this Section 13.4 notwithstanding, (i) if there is a reasonable likelihood that such claim will materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to defend, compromise and settle such claim, and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party a release from all liability in respect to such claim. All parties agree to cooperate fully as necessary in the defense of such matters to keep the amount of such claim or liability and the costs of the defense thereof at the lowest practicable amount. Should the Indemnified Party fail to notify the Indemnifying Party in the time required above, this indemnity shall terminate and be of no further force and effect with respect to the subject matter of the required notice in the event that the Indemnified Party's failure to notify in the time required above materially adversely affects the Indemnifying Party's ability to defend such matter. In all cases referred to in this Article XIII, there shall be excluded any claim or liability to the extent that such claim or liability (i) is the subject matter of another indemnity provision of this Agreement or (ii) arises as a result of the willful misconduct or gross negligence of any Indemnified Party.

     The following shall apply to all claims for indemnity under this Article
XIII:

          (a) To the extent the Indemnified Party is entitled to defend any claim or liability hereunder, the Indemnified Party shall pursue diligently and in good faith the defense of such claim or liability.

          (b) Each Indemnified Party shall supply the Indemnifying Party with such information as the Indemnifying Party shall reasonably request to defend or participate in any proceeding permitted by this Article XIII.

          (c) No Indemnified Party shall enter into a settlement or other compromise or consent to a judgment with respect to any claim or liability without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, unless such Indemnified Party waives its rights with respect to such claims or liability under this Article XIII; provided that the payment of an amount to which a claim or liability relates when legally compelled to do so by a government entity of competent jurisdiction after which a request for a refund of such amount is diligently pursued by appropriate procedures in accordance with the terms of this Article XIII will not be considered a settlement, compromise or consent to judgment requiring the Indemnifying Party's prior consent or resulting in a waiver of such Indemnified Party's rights of indemnification with respect to such amount. Except as otherwise provided in the immediately preceding sentence, the entering into any such settlement or compromise or consent without the Indemnifying Party's prior written consent shall constitute a waiver by such Indemnified Party of all of its rights of indemnification hereunder in respect of such matter.

          (d) In the event the Indemnifying Party shall be obligated to indemnify any Indemnified Party pursuant to this Article XIII, the Indemnifying Party shall be subrogated (without warranty by the Indemnified Party) to the rights of such Indemnified Party in respect of the matter as to which the indemnity was paid and may pursue the same at the Indemnifying Party's expense. If any Indemnified Party shall obtain a recovery of all or any part of any amount which the Indemnifying Party shall have paid to such Indemnified Party or for which the Indemnifying Party shall have reimbursed such Indemnified Party pursuant to this Article XIII, such Indemnified Party shall promptly pay or cause to be paid to the Indemnifying Party an amount equal to such recovery together with any interest (other than interest for the period, if any, after such claims or liabilities were paid by such Indemnified Party until such claims or liabilities were paid or reimbursed by the Indemnifying Party) received by such Indemnified Party on account of such payment or reimbursement.

     In the event the Seller is the Indemnifying Party, the following provisions shall apply to all claims for indemnity under this Article XIII.

          (1) When any notice is required to be given by the Indemnified Party to the Indemnifying Party, the Indemnified Party shall also give such notice to SAFECARE.

          (2) When the Indemnified Party is required to obtain the consent of the Indemnifying Party pursuant to any provision of this Article XIII, the Indemnified Party shall also obtain the consent of SAFECARE.

          (3) The Buyer agrees that SAFECARE shall be entitled to control the defense of, settlement and prosecution of any litigation which is the subject of any claim for indemnity hereunder.

                                  ARTICLE XIV

                                    GENERAL
                                    -------

      SECTION 14.1  SCHEDULES AND CLOSING AGREEMENTS.  Each certificate, written
                    --------------------------------
disclosure required herein and the Schedules hereto shall be considered a part hereof as if set forth herein in full. Any other provision herein to the contrary notwithstanding, the Schedules and all certificates, written disclosures or agreements to be executed at Closing provided for herein and not delivered at the time of execution of this Agreement or which are incomplete at the time of execution of this Agreement shall be delivered or completed prior to the Closing Date, and it shall be deemed a condition precedent to the Closing hereunder that the Schedules and each such certificate, written disclosure or such closing agreements shall meet with the approval of the party to whom the Schedules or such certificate, written disclosure or such closing agreements is to be delivered hereunder. If a party, in its sole discretion, determines that it should not consummate the transactions contemplated by this Agreement because of (i) any information contained in a Schedule that is delivered to such party,
(ii) any information added to, or modification contemplated by, a Schedule to make such Schedule complete or updated as of the Closing Date, or (iii) any failure to agree on the terms and conditions of such closing agreements, then such party may terminate this Agreement by giving written notice to the other parties of such party's intent to terminate.

      SECTION 14.2  CONSENTED ASSIGNMENT.  Anything contained herein to the
                    --------------------
contrary notwithstanding, this Agreement shall not constitute an agreement to assign any claim, right, contract, license, lease, commitment, sales order or purchase order if an attempted assignment thereof without the consent of another party thereto would constitute a breach thereof or in any material way affect the rights of Seller or SAFECARE thereunder, unless such consent is obtained.
If such consent is not obtained, or if an attempted assignment would be ineffective or would materially affect Seller's or SAFECARE's rights thereunder so that Buyer would not in fact receive all such rights, Seller shall upon the request of Buyer cooperate in any reasonable arrangement designed to provide for Buyer the benefits under any such claim, right, contract, license, lease, commitment, sales order or purchase order, including, without limitation, enforcement of any and all rights of Seller or SAFECARE against the other party or parties thereto arising out of the breach or cancellation by such other party or otherwise.

      SECTION 14.3  CONSENTS, APPROVALS AND DISCRETION.  Except as herein
                    ----------------------------------
expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by either party or either party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.

      SECTION 14.4  WAIVER OF TRIAL BY JURY.  To the extent permitted by
                    -----------------------
applicable law, each party hereto irrevocably waives any and all rights it may have to demand that any action, proceeding or counterclaim arising out of or in any way related to this Agreement or the relationships of the parties hereto be tried by jury. This waiver extends to any and all rights to demand a trial by jury arising from any source including, but not limited to, the Constitution of the United States or any state therein, common law or any applicable statute or regulations. Each party hereto acknowledges that it is knowingly and voluntarily waiving its right to demand trial by jury.

      SECTION 14.5  CHOICE OF LAW.  The parties agree that this Agreement shall
                    -------------
be governed by and construed in accordance with the laws of the State of Arkansas.

      SECTION 14.6  BENEFIT/ASSIGNMENT.  Subject to provisions herein to the
                    ------------------
contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns; provided, however, that neither Seller nor SAFECARE may assign this Agreement without the prior written consent of Buyer, and that Buyer may not assign this Agreement to any person not an Affiliate of Buyer without the prior written consent of Seller and SAFECARE, which may be withheld in their sole discretion. Any assignment by any party shall not relieve such assignor from its obligations hereunder.

      SECTION 14.7  NO BROKERAGE.  Seller, SAFECARE and Buyer represent to each
                    ------------
other that no broker has in any way been contracted in connection with the transactions contemplated hereby. Seller, SAFECARE and Buyer agree to indemnify the other parties from and against all loss, cost, damage or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

      SECTION 14.8  COST OF TRANSACTION.  Whether or not the transactions
                    -------------------
contemplated hereby shall be consummated and except as otherwise provided herein, the parties agree as follows: (i) Seller will pay the fees, expenses, and disbursements of Seller and its agents, representatives, accountants, and counsel incurred in connection with the subject matter hereof and any amendments hereto and shall pay one-half of any and all recording fees and sales or recording taxes incurred in connection with the transfer and conveyance of the Assets and Real Property to Buyer; (ii) SAFECARE will pay the fees, expenses, and disbursements of SAFECARE and its agents, representatives, accountants, and counsel incurred in connection with the subject matter hereof and any amendments hereto; and (iii) Buyer shall pay the fees, expenses and disbursements of Buyer and its agents, representatives, accountants and counsel incurred in connection with the subject matter hereof and any amendments hereto and one-half of any and all recording fees and sales or recording taxes incurred in connection with the transfer and conveyance of the Assets and the Real Property to Buyer. Seller shall pay eighty-five percent (85%) of all costs or fees necessary to issue the standard Title Commitment for the Real Property (other than the MOB) and all premiums for the standard Title Policy issued pursuant to such Title Commitment, the zoning endorsement and the deletion of the survey exception and for the costs of any other endorsements that Buyer requires to the standard Title Policy and Buyer shall pay the remaining fifteen percent (15%) of such costs or fees. SAFECARE shall pay eighty-five percent (85%) of all costs and fees necessary to issue the standard Title Commitment for the MOB and all premiums for the standard Title Policy issued pursuant to such Title Commitment and for the cost of any endorsements that Buyer requires to the standard Title Policy and Buyer shall pay the remaining fifteen percent (15%) of such costs or fees.

      SECTION 14.9  CONFIDENTIALITY.  It is understood by the parties hereto
                    ---------------
that the information, documents and instruments delivered to Buyer by Seller or SAFECARE or Seller's agents or SAFECARE's agents and the information, documents and instruments delivered to Seller or SAFECARE by Buyer or Buyer's agents are of a confidential and proprietary nature. Each of the parties hereto agrees that both prior and subsequent to Closing they will maintain the confidentiality of all such confidential information, documents or instruments delivered to them by each of the other parties hereto or their agents in connection with the negotiation of this Agreement. Each of the parties hereto further agrees that if the transactions contemplated hereby are not consummated, they will return all such documents and instruments and all copies thereof in their possession to the other party to this Agreement. Each of the parties hereto recognizes that any breach of this Section would result in irreparable harm to the other parties to this Agreement and their Affiliates and that therefore any of Seller, SAFECARE or Buyer shall be entitled to an injunction to prohibit any such breach or anticipated breach, without the necessity of posting a bond, cash or otherwise, in addition to all of their other legal and equitable remedies. Nothing in this Section, however, shall prohibit the use of such confidential information, documents or information for such governmental filings as in the mutual opinion of Buyer's counsel, SAFECARE's counsel and Seller's counsel are
(i) required by law or governmental regulations or (ii) otherwise appropriate.

      SECTION 14.10  PUBLIC ANNOUNCEMENTS.  Each of the parties mutually agree
                     --------------------
that no party hereto shall release, publish or otherwise make available to the public in any manner whatsoever any information or announcement regarding the transactions herein contemplated without the prior written consent of the other parties, except for discussions with third parties regarding compromising payments of accounts payable under Section 6.11 hereof or parties to Contracts for purposes of obtaining such parties' consent to assignment of such Contracts to Buyer, information and filings reasonably necessary to be directed to governmental agencies to fully and lawfully effect the transactions herein contemplated or required in connection with securities and other laws. Nothing herein shall prohibit either party from responding to questions presented by the press or media without first obtaining prior consent of the other parties hereto.

      SECTION 14.11  WAIVER OF BREACH.  The waiver by any party of a breach or
                     ----------------
violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or other provision hereof.

      SECTION 14.12  NOTICE.  Any notice, demand or communication required,
                     ------
permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered, when received by telegraphic or other electronic means (including telecopy and telex) or overnight courier, or five (5) days after being deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, addressed as follows:

          BUYER:         Little Rock HMA, Inc.
                         5811 Pelican Bay Blvd.
                         Suite 500
                         Naples, Florida  33963-2710
                         Attention:  Timothy R. Parry, General Counsel

     With a copy to:     Annis, Mitchell, Cockey, Edwards & Roehn, P.A.
                         Suite 2100, One Tampa City Center
                         P.O. Box 3433
                         Tampa, Florida  33601
                         Attention:  Stephen J. Mitchell

          SELLER:        St. Louis - Little Rock Hospitals, Inc.
                         11401 Interstate 30
                         Little Rock, Arkansas 72209
                         Attention:  Tim Hill, Chief Executive Officer

     With a copy to:     Robinson, Staley & Marshall
                         28/th/ Floor, First Commercial Building
                         400 West Capital, Suite 2891
                         Little Rock, Arkansas 72201
                         Attention:  William T. Marshall, Esq.

          SAFECARE: SAFECARE Company, Inc.
                         700 Fifth Avenue, Suite 2600
                         Seattle, Washington 98104
                         Attention:  Randy Trettevik, Vice President

     With a copy to:     Smith, Gambrell & Russell, LLP
                         1230 Peachtree Street, Suite 3100
                         Atlanta, Georgia 30309
                         Attention:  Howard E. Turner, Esq.

or to such other address, and to the attention of such other person or officer as any party may designate.

      SECTION 14.13  SEVERABILITY.  In the event any provision of this Agreement
                     ------------
is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

      SECTION 14.14  GENDER, NUMBER AND INFERENCES.  Whenever the context of
                     -----------------------------
this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural. Inasmuch as this Agreement is the result of negotiations between sophisticated parties of equal bargaining power represented by counsel, no inference in favor of, or against, either party shall be drawn from the fact that any portion of this Agreement has been drafted by or on behalf of such party.

      SECTION 14.15  DIVISIONS AND HEADINGS.  The divisions of this Agreement
                     ----------------------
into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

      SECTION 14.16  ENTIRE AGREEMENT/AMENDMENT.  This Agreement supersedes all
                     --------------------------
previous contracts and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties representing the within subject matter (including the Letter of Intent (herein so called) signed September 18, 1997) and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statement or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded unless and until made in writing and signed by all parties hereto.

      SECTION 14.17  SURVIVAL.  The representations, warranties and indemnity
                     --------
obligations set forth in this Agreement shall survive the Closing and the execution and delivery of all other agreements described, referenced or contemplated herein until the second anniversary of the Closing Date, whereupon they shall terminate (except for the representations and warranties contained in Sections 3.1, 3.2, 3.7, 3.12, 3.20, 4.1, 4.2, 4.3, 5.1, 5.2 and 12.9 hereof which shall survive thereafter until the expiration of any applicable statute of limitations), and shall not be deemed merged into any instruments or agreements delivered at Closing or thereafter. The covenants set forth in this Agreement (other than any referred to in the immediately preceding sentence, which shall survive for the period set forth therein) shall survive the Closing and shall not be deemed merged into any instruments or agreements delivered at Closing or thereafter. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

      SECTION 14.18  INTERPRETATION.  In this Agreement, unless the context
                     --------------
otherwise requires: (i) references to this Agreement are references to this Agreement and to the Schedules; (ii) references to Articles and Sections are references to articles and sections of this Agreement; (iii) references to any party to this Agreement shall include references to its respective successors and permitted assigns; (iv) references to a judgment shall include references to any order, writ, injunction, decree, determination or award of any court or tribunal; and (v) references to a person shall include references to any individual, company, body corporate, association, partnership, firm, joint venture, trust or governmental agency. Whenever any reference is made herein to a fact being "known" to any party or a representation or warranty being to the "knowledge" of any party hereto, or words of similar import, any such reference shall be deemed to include only the actual knowledge (without presuming any requirement to make any investigation to confirm the accuracy of such knowledge) in the case of SAFECARE, of the president and any vice president thereof and, in the case of Seller, of Tim Hill, Nancy Treece, Becky Messenger or Jim Limbird.

      SECTION 14.19  COUNTERPARTS.  This Agreement may be executed in several
                     ------------
counterparts by one or more of the undersigned and all such counterparts so executed shall together be deemed and constitute one final agreement, as if one document had been signed by all parties hereto; and each such counterpart shall be deemed an original, binding the parties subscribed hereto and multiple signature pages affixed to a single copy of this Agreement shall be deemed to be a fully executed original Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple originals by their authorized officers, all as of the date and year first above written.

          BUYER:              LITTLE ROCK HMA, INC.,
                              an Arkansas corporation



                              By: /s/ Gary C. Bell
                                 ----------------------------------------------
                                    Gary C. Bell, Senior Vice President


          SELLER: ST. LOUIS - LITTLE ROCK HOSPITALS, INC., a Missouri corporation


                              By: /s/ R.W. Windham
                                 -----------------------------------------------
                                    Name: R.W. Windham
                                         ---------------------------------------
                                    Title: Chairman
                                          --------------------------------------


          SAFECARE:           SAFECARE COMPANY, INC.,
                              a Washington corporation


                              By: /s/ Eddie L. Hendrikson
                                 ----------------------------------------------
                                    Name: Eddie L. Hendrikson
                                         --------------------------------------
                                    Time:    President
                                          -------------------------------------


                              By: /s/ Randy Trettevik
                                 ----------------------------------------------
                                    Name: Randy Trettevik
                                          -------------------------------------
                                    Time: Vice President
                                         --------------------------------------